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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ACCURIDE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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ACCURIDE CORPORATION
7140 OFFICE CIRCLE
EVANSVILLE, IN 47715

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 24, 2012

Annual Meeting

        The Annual Meeting of Stockholders of Accuride Corporation, a Delaware corporation (the "Company"), will be held on April 24, 2012, at 7:30 a.m. at the MGM Grand Detroit, 1777 Third Street, Detroit, Michigan 48226.

        At the meeting, stockholders will consider and vote upon the following proposals:

          1.     ELECTION OF DIRECTORS. To elect the six nominees for the Board of Directors of the Company ("the Board") named in the attached proxy statement to serve on the Board until the 2013 annual meeting or until their successors are duly elected and qualified.

    The Board of Directors recommends that you vote FOR each of the director nominees.

          2.     ADVISORY VOTE ON THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year.

    The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP.

          3.     VOTE ON AN ADVISORY RESOLUTION TO APPROVE THE COMPANY'S EXECUTIVE COMPENSATION.

    The Board of Directors recommends that you vote FOR the advisory resolution.

          4.     OTHER MATTERS. To transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

        The Board has fixed the close of business on March 15, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that day will be entitled to vote at the meeting, notwithstanding any transfer of shares on the books of the Company after that date.

        A Proxy Statement, which contains information with respect to the matters to be voted upon at the meeting, and a Proxy card and return envelope are furnished herewith. Management urges each stockholder to carefully read the Proxy Statement.

        Important notice regarding availability of proxy materials for the Annual Meeting of Stockholders to be held on April 24, 2012. The Proxy Statement and Annual Report are available in the Investor Information section of our website at http://www.accuridecorp.com.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen A. Martin Corporate Secretary

Evansville, Indiana
Dated: March 20, 2012

Brokers cannot vote for Proposals 1 and 3 without your instructions.

IT IS DESIRABLE THAT AS MANY OF THE STOCKHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY. YOU ARE CORDIALLY INVITED TO ATTEND IN PERSON. REGARDLESS OF WHETHER YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR SHARES WILL BE REPRESENTED IN THE EVENT YOU ARE UNABLE TO ATTEND. SIGNING A PROXY AT THIS TIME WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

ACCURIDE CORPORATION
7140 OFFICE CIRCLE
EVANSVILLE, IN 47715

PROXY STATEMENT

GENERAL

Date, Time and Place

        This Proxy Statement (the "Proxy Statement") is furnished to the stockholders of Accuride Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 7:30 a.m. on April 24, 2012, at the MGM Grand Detroit, 1777 Third Street, Detroit, Michigan 48226, and any and all postponements or adjournments thereof. It is anticipated that this Proxy Statement and the enclosed proxy card (the "Proxy") will be sent to such stockholders on or about March 22, 2012.

Purposes of the Annual Meeting

        The purposes of the Annual Meeting are to (1) elect the six nominees for the Board named herein to serve on the Board until the 2013 annual meeting or until their successors are duly elected and qualified, (2) ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year, (3) approve an advisory resolution on the Company's executive compensation, and (4) transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof. See "Voting and Solicitation," below.

Proxy/Voting Instruction Cards and Revocability of Proxies

        When the Proxy in the enclosed form is returned properly executed, the shares represented thereby will be voted at the meeting in accordance with the instructions given by the stockholder. If no instructions are given, the returned Proxy will be voted in favor of the election of the nominees named herein as directors and in favor of each of the other proposals. Any stockholder, including a stockholder personally attending the meeting, may revoke his or her Proxy at any time prior to its use by filing with the Secretary of the Company, at our corporate offices at 7140 Office Circle, Evansville, IN 47715, a written notice of revocation or a duly executed Proxy bearing a later date or by voting in person at the Annual Meeting.

Record Date and Share Ownership

        Stockholders of record at the close of business on March 15, 2012 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 47,322,159 shares of the Company's common stock were issued and 47,322,159 shares were outstanding. For information regarding security ownership by management and by 5% stockholders, see "Other Information—Share Ownership by Principal Stockholders and Management," below.

Voting and Solicitation

        Holders of shares of common stock are entitled to one vote per share on all matters to be acted upon at the meeting, including the election of directors. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. In general, Delaware law provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. All other proposals require the favorable vote of a majority of the votes present and entitled to vote on the particular proposal. Abstentions will have the same effect as votes against such a proposal. Broker non-votes will not be counted as votes for or against such a proposal and will not be included in counting the number of votes necessary for approval of the proposal and will not have any effect on the outcome of such proposal.

        The shares represented by the proxies received, properly marked, dated, signed and not revoked will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted on, the shares will be voted in accordance with the specifications made. Any proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted, as the case may be, with respect to the item not marked: FOR the election of directors; FOR ratification of the appointment of the designated independent registered public accounting firm; FOR the advisory resolution on the Company's executive compensation; and as the proxy holders deem advisable on other matters that may come before the meeting. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

        The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Proposals to be Considered for Inclusion in the Company's Proxy Materials Pursuant to Rule 14a-8

        Proposals of our stockholders made pursuant to Rule 14a-8 of Regulation 14A that are intended to be presented by such stockholder at our 2013 Annual Meeting of Stockholders, which we refer to as the "2013 Annual Meeting," and that such stockholder desires to have included in our proxy materials relating to such meeting must be received by us at our principal executive offices no later than 5:00 p.m. Central Time on November 22, 2012, which is 120 calendars days prior to the anniversary of this year's mailing date. The proposal, including any accompanying supporting statement, may not exceed 500 words, and must otherwise comply with the requirements of Rule 14a-8. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Other Proposals and Director Nominations

        In accordance with our amended and restated bylaws, proposals of stockholders intended to be presented at the 2013 Annual Meeting that are not made pursuant to Rule 14a-8, as well as nominations of persons for election to the Board of Directors intended to be made at the 2013 Annual Meeting, must be delivered to or mailed and received at the Company's principal executive offices not less than ninety days nor more than one hundred twenty days prior to the one-year anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the holder to be timely must be so delivered, or mailed and received, not later than the ninetieth day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting is first made. In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of timely notice as described above. Our amended and restated bylaws also specify requirements as to the form and content of a holder's notice.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

        This section provides basic information regarding the annual meeting presented in a Question and Answer format. For additional detail regarding each proposal see the separately titled sections related to each proposal that are included in this proxy statement.

Why I am receiving this proxy statement?

        This proxy statement is being provided to our stockholders in connection with the solicitation by our Board of Directors of proxies for use at our Annual Meeting.

When and where is the Annual Meeting?

        The Annual Meeting will be held at 7:30 a.m. local time on April 24, 2012, at the MGM Grand Detroit, 1777 Third Street, Detroit, Michigan 48226.

What is the purpose of the Annual Meeting?

        The meeting will be the Company's regular Annual Meeting of Stockholders. You will be voting on the following matters at the Annual Meeting:

  1.
  The election of six directors named in the Proxy Statement to hold office until the 2013 annual meeting or until their successors are duly elected and qualified;

  2.
  Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012;

  3.
  An advisory vote on the Company's executive compensation; and

  4.
  Any other business that may properly come before the Annual Meeting or any and all postponements or adjournments thereof.

How does the Board of Directors recommend I vote?

        The Board of Directors recommends a vote:

  1.
  FOR the election of Keith E. Busse, Richard F. Dauch, Benjamin C. Duster, IV, Lewis M. Kling, Stephen S. Ledoux and John W. Risner;

  2.
  FOR the ratification the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012; and

  3.
  FOR the advisory resolution approving the Company's executive compensation.

Who is entitled to vote at the Annual Meeting?

        The Board of Directors has established March 15, 2012 as the record date for the Annual Meeting (the "Record Date"). All stockholders who owned common stock of the Company at the close of business on the Record Date may attend and vote at the Annual Meeting.

How many votes can be cast by the stockholders?

        Each share of common stock is entitled to one vote per share on all matters to be acted upon at the meeting, including the election of directors. There is no cumulative voting. There were 47,322,159 shares of common stock outstanding and entitled to vote on the Record Date.

How many votes must be present to hold the Annual Meeting?

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock as of the Record Date is required at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a "quorum." The Inspector of Elections (the "Inspector") will determine whether or not a quorum is present.

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector with the assistance of the Company's transfer agent. The Inspector will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. A "broker non-vote" is a share of common stock that is beneficially owned by a person or entity and held by a broker or other nominee, but for which the broker or other nominee (1) lacks the discretionary authority to vote on certain matters, and (2) has not received voting instructions from the beneficial owner in respect of these specific matters.

How many votes are required to elect directors and approve the other proposals?

        Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. This means that the directors receiving the most votes will be elected. Abstentions and Broker non-votes will not be counted for purposes of the election of directors and, therefore, will have no effect on the outcome of such election.

        The ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the proposal. The results of this vote are not binding on the Board of Directors.

        The approval of the advisory resolution on the Company's executive compensation requires the affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the advisory resolution. Broker non-votes will have no effect on the outcome of the advisory vote. The results of this vote are not binding on the Board of Directors.

How do I submit my proxy?

        If you complete and properly sign the enclosed proxy card and return it as instructed on the card, it will be voted as you direct. If you are a registered stockholder and you attend the Annual Meeting, you may deliver your completed proxy card in person.

        If you hold your shares in "street name" through a brokerage or other nominee, you will need to instruct your broker or other nominee to vote your shares on your behalf, or otherwise obtain a proxy card from the broker or other nominee that holds your shares. You should receive directions from your brokerage firm about how to submit your voting instructions to them at the time you receive this proxy statement.

        You may revoke your proxy at any time before it is voted. It may be revoked by sending a notice of revocation or another completed and properly signed proxy card with a later date to the Secretary of the Company at the Company's principal executive offices, located at 7140 Office Circle, Evansville, Indiana 47715. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Will my shares be voted if I do not return my proxy?

        If your shares of common stock are registered directly in your name, your shares of common stock will not be voted at the Annual Meeting if you do not return your proxy.

        If your shares of common stock are held in "street name," your brokerage firm, under certain circumstances, may vote your shares of common stock for you if you do not instruct your brokerage firm how to vote on your behalf. Brokerage firms have authority to vote customers' unvoted shares of common stock on routine matters. If you do not give instructions to your brokerage firm to vote your shares of common stock, your brokerage firm may either vote your shares of common stock on routine matters, or leave your shares of common stock unvoted. Only the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered accounting firm is considered a "routine" matter. Therefore, your brokerage firm cannot vote your shares of common stock with respect to any other proposal included in this proxy statement unless they receive your voting instructions. We encourage you to provide your voting instructions to your brokerage firm to ensure that your shares of common stock will be voted at the Annual Meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your voting instructions to them at the time you receive this proxy statement.

What if I return my proxy card but do not provide voting instructions?

        If you return your signed proxy card or voting instruction card in the enclosed envelope but do not mark selections, it will be voted in accordance with the recommendations of the Board of Directors. In connection therewith, the Board of Directors has designated Richard F. Dauch and Gregory A. Risch as proxies. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, your shares will be voted in accordance with your instructions.

        If you are a beneficial owner and hold your shares in street name through a broker or other nominee and do not return the voting instruction card, the broker or other nominee will vote your shares on each matter at the Annual Meeting for which he or she has the requisite discretionary authority. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of independent registered public accounting firms. Because of recent changes to these rules, the uncontested election of directors at a shareholder meeting is no longer considered a routine matter. Similarly, these rules have been changed to prohibit broker discretionary authority with respect to votes on executive compensation. Therefore, brokers do not have the discretion to vote on the uncontested election of directors or on any advisory vote regarding the Company's executive compensation.

What does it mean if I receive more than one proxy card?

        Your shares of common stock are probably registered in more than one account. You should vote all of your shares of common stock. We encourage you to consolidate all of your accounts by registering them in the same name, social security number and address. For assistance consolidating accounts where you are the stockholder of record, you may contact our transfer agent, American Stock Transfer & Trust Co. LLC, at (800) 937-5449.

May stockholders ask questions at the Annual Meeting?

        Yes. There will be an opportunity for discussion at the Annual Meeting of matters germane to the proposals being considered at the Annual Meeting. In addition, Accuride representatives will be available to answer any questions of general interest at the end of the Annual Meeting.

Will representatives of Deloitte & Touche LLP be available at the Annual Meeting to respond to questions or to make a statement if they desire to do so?

        Representatives of the public accountants for the Company are expected to attend the Annual Meeting and therefore will be able to make a statement if they desire and will be available to answer questions at the Annual Meeting.

Who will be admitted to the Annual Meeting?

        Only stockholders, as of the close of business on March 15, 2012, and other persons holding valid proxies for the Annual Meeting, are entitled to attend the Annual Meeting. You should be prepared to present valid government issued photo identification for admittance. In addition, if you are not a holder of record but hold shares of our common stock in "street name," you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your common stock ownership as of March 15, 2012. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

        If you hold your shares in street name, and you also wish to be able to vote at the meeting, you must obtain a proxy, executed in your favor, from your bank or broker.

What if stockholders share the same address?

        The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement to households at which two or more holders reside. This practice, known as "householding," is designed to reduce duplicate mailings, save significant printing and postage costs, and conserve natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary, and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of this proxy statement. If you would like to opt out of this practice for future mailings, and receive separate proxy statements for each holder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement without charge by sending a written request to Accuride Corporation, Attn: Corporate Secretary, 7140 Office Circle, Evansville, Indiana 47715 or by calling 1-812-962-5039. We will promptly send additional copies of the proxy statement or any notice of internet availability of proxy materials upon receipt of such request. Householding does not apply to stockholders with shares registered directly in their name.

Can I change or revoke my vote after I return my proxy card or voting instruction card?

        Yes. Even if you sign and return the proxy card or voting instruction card in the form accompanying this Proxy Statement, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting by giving written notice to the Secretary of the Company, specifying such revocation. You may also change your vote by timely delivering a valid, later-dated proxy or a later-dated vote in accordance with the instructions provided with this proxy or by voting in person at the Annual Meeting. However, please note that if you would like to vote at the Annual Meeting and you are not the shareholder of record, you must request, complete, and deliver a proxy from your broker or other nominee.

 PROPOSAL No. ONE
ELECTION OF DIRECTORS

Nominees

        A Board of six directors is to be elected at the Annual Meeting. The bylaws of the Company presently provide that the number of directors which shall constitute the whole Board shall be fixed from time to time by resolution adopted by the Board. The Board currently has seven members, however, one current director, William M. Lasky, has decided to end his service as a director as of the end of his current term. Mr. Lasky's decision is not due to any disagreement with the Company, and the Board extends its sincere appreciation to Mr. Lasky for his service as Chairman of the Board and as the Company's former Interim President and Chief Executive Officer. Lewis M. Kling, who is standing for election by the stockholders at the Annual Meeting for the first time, was first identified as a candidate for the Board by an independent search firm, and was recommended by the Nominating and Corporate Governance Committee. Effective upon the end of Mr. Lasky's current term as a director, which will end as of the Annual Meeting, the Board will have one vacancy.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's six nominees named below, all of whom are presently directors of the Company. The six nominees receiving the highest number of affirmative votes will be elected as directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting or until his or her successor has been elected and qualified.

        The names of the nominees, and certain information about them, are set forth below:

Name	Age	Director Since	Position
Keith E. Busse(2)(3)	68	2010	Director
Richard F. Dauch	51	2011	Director, President and Chief Executive Officer of Accuride Corporation
Benjamin C. Duster, IV(1)(2)	51	2010	Director
Lewis M. Kling(1)(2)	67	2012	Director
Stephen S. Ledoux(1)(3)	42	2010	Director
John W. Risner(3)	52	2010	Director and Lead Independent Director

(1)
Member of the Nominating and Corporate Governance Committee.

(2)
Member of the Compensation and Human Resources Committee.

(3)
Member of the Audit Committee.

        The principal occupations and positions for at least the past five years of our current directors and director nominees are described below. There are no family relationships among any of our directors or executive officers.

Biography of Director Nominees

        Keith E. Busse has served as the Chairman of Steel Dynamics, Inc. since 2007. From 1993 to May 2007, Mr. Busse also served as President and CEO of Steel Dynamics, and from May 2007 through December 2011, Mr. Busse served as Chairman and CEO of Steel Dynamics. Prior to 1993, Mr. Busses worked for Nucor Corporation for a period of twenty-one years, where he last held the office of Vice President. Mr. Busse is a co-founder of Steel Dynamics and is also Chairman of the Board and director of Tower Financial Corporation. From 2008 to 2009, Mr. Busse was the American Iron and Steel Institute (AISI) Chairman and from 2004 to 2005 he served as Chairman of the Steel Manufacturing Association. Mr. Busse has served on the board of directors of Tower Financial Corporation, a publicly held bank holding company, since 1998. He has also served as a Trustee for St. Francis University and Trine University. Mr. Busse holds a B.S. in Accounting from International Business College, a B.A. with a major in Business Finance and an Honorary Doctorate Degree in Business from St. Francis College, an M.B.A. from Indiana University, and an Honorary Degree of Doctor of Engineering from Purdue University. Mr. Busse's extensive experience as an executive officer with public manufacturing companies, his unique knowledge of the steel industry and prominent position in that industry's community and his accounting education and financial reporting expertise qualify him to serve on our board of directors.

        Richard F. Dauch has served as our President and Chief Executive Officer and a member of our Board of Directors since February 1, 2011. From June 2008 through January 2011, Mr. Dauch served as President and CEO of global mechanical fastener supplier, Acument Global Technologies, Inc. He held prior leadership roles during a 13-year career at American Axle & Manufacturing, a global supplier of driveline, drive train and chassis systems, as well as at United Technologies Carrier Corporation, after concluding an 11-year career in the United States Army. Mr. Dauch is a member of the board of directors of Spartan Motors, Inc. and also serves on the board of directors for West Point Army Football Club where he was past president. Additionally, he previously served on the board of directors for Original Equipment Suppliers Association. Mr. Dauch is a graduate of the United States Military Academy at West Point and the Massachusetts Institute of Technology's "Leaders For Manufacturing" program graduating with an MS in Engineering and Management. Mr. Dauch's service as our President and Chief Executive Officer, his experience in various leadership positions of manufacturing companies, his leadership training and experience in the United States Military and directorship experiences qualify him to serve on our board of directors.

        Benjamin C. Duster, IV specializes as an independent director on the boards of public companies undergoing or contemplating transforming change requiring the development and implementation of new managerial, operational, organizational and/or strategic initiatives. He is also a director of Ormet Corporation, Chorus Aviation, WBL Corporation, and Netia, SA; and past director of Neenah Foundry and RCN Corporation. From 2002 until its sale to Essar Steel in 2007, Mr. Duster served as Chairman of the Board of Algoma Steel. From 2001 to 2005 he was a partner with Masson & Company, LLC, an interim and crisis management and financial restructuring firm. Prior to that he was a Managing Director with Wachovia Securities where he headed the Mergers & Acquisitions advisory business focusing on middle market companies. From 1981 through 1997, Mr. Duster held various positions in Mergers & Acquisitions and Merchant Banking at Salomon Brothers. Mr. Duster holds a B.A. in Economics (Honors) from Yale University, an MBA from Harvard Business School and a J.D. from Harvard Law School. He was admitted to the Illinois Bar in 1985 (no longer active). Mr. Duster's relevant experience in turnaround management and restructuring, his valuable financial expertise, familiarity with mergers and acquisitions, capital markets transactions and private equity and his substantial board experience and corporate governance knowledge qualify him to serve on our board of directors.

        Lewis M. Kling served as President, Chief Executive Officer, and a director of Flowserve Corporation, a provider of industrial flow management products and services, from 2005 until October 2009, and was Executive Vice Chairman of the Board of Directors of Flowserve until his retirement in February 2010. He was Chief Operating Officer of Flowserve from 2004 to 2005. Before joining Flowserve, Mr. Kling was Group Vice President and Corporate Vice President of SPX Corporation from 1999 to 2004, and served as President of Dielectric Communications, a division of General Signal Corporation, purchased by SPX Corporation, from 1997 to 1999. Mr. Kling serves on the board of directors, compensation and management development committee, finance committee, safety committee, and nominating and corporate governance committee of Eastman Chemical Company. Mr. Kling holds a Bachelor of Science Electrical Engineering from Rensselaer Polytechnic Institute and an M.B.A. from Stetson University. Mr. Kling's extensive corporate management experience and expertise in manufacturing through his high-level positions at several industrial product companies, including as CEO of a global manufacturer, qualify him to serve on our board of directors and allow him to offer a unique perspective on long-term growth strategies for manufacturing companies.

        Stephen S. Ledoux has served as Managing Director, Rothschild, Inc., one of the world's leading independent investment banking organizations providing financial services to governments, corporations and individuals world wide, since 2001. Prior to joining Rothschild, Mr. Ledoux held the position of Portfolio Manager of Morgens Waterfall and Vintiadas, an investment advisory firm focused on equity and distressed debt investing from 1999 to 2001, as well as various positions at Lehman Brothers, The Blackstone Group, and Salomon Brothers. Mr. Ledoux holds a B.S. in Finance, Investments and Economics from Babson College. Mr. Ledoux's experience with distressed investing and his long career in investment banking, along with his business leadership skills and management experience qualify him to serve on our board of directors.

        John W. Risner joined The Children's Tumor Foundation as Treasurer in 2002 and has served as its President since 2005, except during a break in service between January 2011 and January 2012. From 1997 to 2002, he served as a Senior Vice President and Senior Portfolio Manager—High Yield Bonds at AIG/Sun America Asset Management. From 1991 to 1997 he was Vice President-Senior Portfolio Manager at Value Line Asset Management. Through his long career in corporate finance, Mr. Risner has obtained significant financial experience. Mr. Risner serves on the board of directors, audit and finance committees of NII Holdings, and previously served on the board of directors of Airgate PCS and UGC Europe. Mr. Risner has management and government relations experience through work as an executive of a nonprofit organization, and he currently Chairs the Congressionally Directed Medical Research Program NFRP Integration Panel. He has experience serving on audit, compensation, finance and special committees, and qualifies as an audit committee financial expert. Mr. Risner earned a B.S. from the University of Maryland, an M.B.A. from Fordham University and is a Chartered Financial Analyst. Mr. Risner's background in finance, directorship experiences and corporate governance expertise qualify him to serve on our board of directors.

Biography of Director with Term Expiring April 24, 2012

        William M. Lasky has served as Chairman of the Board since January 2009 and as a director since October 2007. He served as our Interim President and Chief Executive Officer at the request of our Board from September 2008 through January 2011, during which time he led Accuride through its Chapter 11 restructuring. Mr. Lasky has served as the Chairman of the Board for Stoneridge, Inc., a manufacturer of electronic components, modules and systems for various vehicles, since July 2006, and has been a director of Stoneridge, Inc., since January 2004. Previously, Mr. Lasky served as the Chairman of the Board and President and Chief Executive Officer of JLG Industries, Inc., a manufacturer of aerial work platforms, telescopic material handlers and related accessories, from 1999 through late 2006. Prior to joining JLG Industries, Mr. Lasky served in various senior capacities at Dana Corporation from 1977 to 1999. Mr. Lasky holds a B.S. from Norwich University. Mr. Lasky's former service as the Company's Interim President and Chief Executive Officer, his extensive experience as an executive officer of manufacturing companies and his board memberships qualify him to serve on our board of directors.

Vote Required; Recommendation of Board of Directors

        If a quorum is present and voting, the nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected as directors. Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. Abstentions, withheld votes and broker non-votes will not affect the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES
SET FORTH HEREIN.

The Board of Directors and its Committees

        Our Board of Directors is currently comprised of Keith E. Busse, Richard F. Dauch, Benjamin C. Duster, IV, Lewis M. Kling, William M. Lasky, Stephen S. Ledoux and John W. Risner. The Board has organized the three following standing committees: an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation and Human Resources Committee. During 2011, the Board held 12 meetings, the Audit Committee held 7 meetings, the Nominating & Corporate Governance Committee held 4 meetings and the Compensation and Human Resources Committee held 8 meetings. Each of the Company's incumbent directors that were members of the Board in 2011 attended at least 75% of each of (i) the total number of meetings of the Board and (ii) the total number of meetings of committees of the Board on which such person served during his tenure on the Board and any committee during the 2011 fiscal year.

  Annual Meeting Attendance

        Although the Company does not have a formal policy regarding attendance by members of the Board at its Annual Meeting, the Company encourages directors to attend, but recognizes that circumstances may prevent attendance from time to time. To facilitate attendance and reduce travel costs, the Company plans to schedule its Annual Meeting to occur immediately before or after a periodic meeting of the Board, although in some years scheduling conflicts may prevent this arrangement. All of the Company's incumbent directors that were members of the Board in 2011 attended the 2011 Annual Meeting of Stockholders.

  Director Independence

        The Company is listed on the NYSE. The Board has determined that Messrs. Busse, Duster, Kling, Ledoux and Risner, are "independent" as that term is defined in the NYSE rules. In making that determination, the Board considered the objective standards set forth in the NYSE rules, and also reviewed relationships between each director and the Company in detail to determine whether, despite satisfying the objective standards for independence, any such director has relationships with the Company that, individually or in the aggregate, would prevent the Board of Directors from finding that such director is independent or would be reasonably expected to interfere with such person's exercise of independent judgment. The Board of Directors considered directors' relationships with the Company from the standpoint of both the nominee and the persons and organizations with which the nominee has an affiliation. In addition, the Board has determined that each member of the Audit Committee satisfies the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has adopted a charter for each of the three standing committees. The current members of the Board's standing committees are all NYSE "independent".

  Audit Committee

        The Board has established a standing Audit Committee to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee acts pursuant to a written charter that has been adopted by the Board. A more complete description of the powers and responsibilities delegated to the Audit Committee is set forth in the Audit Committee Charter, which is posted in the Investor Information section of our website at www.accuridecorp.com. Our Audit Committee is comprised of Messrs. Busse, Ledoux and Risner, with Mr. Risner serving as Chairman. The Board has determined that all members of the Audit Committee are "independent" as that term is defined in the NYSE's rules. In addition, the Board has determined that each current member of the Audit Committee also satisfies the independence requirements of Rule 10A-3(b)(1) of the Exchange Act. The Board has further determined that each current member of the Audit Committee is an "audit committee financial expert" as defined by Item 401(h) of Regulation S-K of the Securities Act.

  Compensation and Human Resource Committee

        The Compensation and Human Resources Committee (the "Compensation Committee") discharges the Board's responsibilities relating to compensation of the Company's executives, including the establishment, maintenance and oversight of compensation and benefit policies and programs. The Compensation Committee also reviews the Company's senior management structure, periodically assesses the capabilities of the Company's officers, provides oversight of succession planning for the Chief Executive Officer and other senior management positions, and reviews compliance with the compensation rules, regulations and guidelines promulgated by the Securities and Exchange Commission ("SEC") and other laws as applicable. A more complete description of the powers and responsibilities delegated to the Compensation Committee is set forth in the Compensation and Human Resources Committee Charter, which is posted in the Investor Information section of our website at www.accuridecorp.com. Our Compensation Committee is currently comprised of Messrs. Busse, Duster and Kling, with Mr. Duster serving as Chairman. During 2011, Michael Bevacqua, a former director, served on the Compensation Committee through April 26, 2011 and Robert Kelly, a former director, served on the Compensation Committee through July 29, 2011. Lewis Kling joined the Compensation Committee in February 2012. The committee is currently comprised solely of directors that are "independent" as defined in the New York Stock Exchange Rules.

        The Compensation Committee has the sole authority to determine the Chief Executive Officer's compensation. In fulfilling that responsibility, the Compensation Committee is responsible for annually reviewing and approving corporate goals and objectives relating to the compensation of the Chief Executive Officer, evaluating the performance of the CEO in light of those goals and objectives and determining and approving the total compensation package of the CEO based on such evaluation. The Compensation Committee is further responsible for reviewing and approving the total compensation package of non-CEO executive officers as defined by Rule 3b-7 of the Exchange Act. To aid the Compensation Committee in setting compensation, our CEO provides recommendations annually to the Compensation Committee regarding the compensation for all executive officers, but does not actually set any NEO's compensation. Each member of our senior executive management team, in turn, participates in an annual performance review with the CEO and provides input about his or her contributions to our success for the relevant period. The Compensation Committee, with the participation of the CEO, reviews the performance of each senior executive officer annually.

        The Compensation Committee is also responsible for periodically reviewing and making recommendations to the Board with respect to the compensation of all non-management directors.

        In fulfilling its responsibilities, the Compensation Committee has from time to time retained the services of a compensation consultant to assist it in determining the key elements of our compensation programs, as well as analyzing key executive management compensation relative to comparable companies. Pay Governance, an executive compensation consulting firm, serves as the Compensation Committee's independent compensation consultant. Pay Governance has not performed any work for the Company other than its work for the Compensation Committee.

        The Committee may delegate its responsibilities to a Section 16 and 162(m) Subcommittee to the extent necessary to allow the Company to avail itself of certain provisions of Section 16 of the Exchange Act and Section 162(m) of the Internal Revenue Code. Further the Compensation Committee may delegate responsibility for (a) approving employment agreements and severance arrangements, (b) any change-in-control agreements and certain change-in-control provisions, and (c) any special or supplemental compensation and benefits as they relate to initial offers of employment of the CEO or executive officers to a subcommittee of the Compensation Committee or other members of the Board or management as the Compensation Committee deems appropriate, to the extent consistent with the Company's bylaws and applicable law.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee (the "Nominating Committee") acts pursuant to a written charter adopted by the Board, which is available at the Investor Information section of our website at www.accuridecorp.com. The Nominating Committee establishes qualification standards for Board membership, identifies qualified individuals for Board membership, considers and recommends director nominees for approval by the Board and the stockholders and oversees the evaluation of the Board. The Nominating Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. Our Nominating Committee is comprised of Messrs. Duster, Kling and Ledoux, with Mr. Ledoux serving as Chairman. During 2011, Robert Kelly, a former director, served on the Nominating Committee through July 29, 2011. Lewis Kling joined the Nominating Committee in February 2012. The Nominating Committee met four (4) times in conjunction with Board meetings during the 2011 fiscal year. The Board has determined that each of the members of the Nominating and Corporate Governance Committee is "independent" as defined in the New York Stock Exchange Rules.

        The Nominating Committee will consider director candidates recommended by stockholders. To date, the Company has not received any recommendations from stockholders requesting that the Nominating Committee consider a candidate for inclusion among the Committee's slate of nominees in the Company's proxy statement. As specified in the Company's Bylaws, stockholders recommending director candidates must provide, among other things, all information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder, including such candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

        In evaluating director nominees, the Nominating Committee considers the following criteria:

  •
  personal and professional integrity, ethics and values;

  •
  experience in corporate management, such as serving as an officer or former officer of a publicly held company and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today's business environment;

  •
  experience in the Company's industry and with relevant social policy concerns;

  •
  experience as a board member of another publicly held company;

  •
  academic expertise in an area of the Company's operations; and

  •
  practical and mature business judgment, including ability to make independent analytical inquiries.

        There are no stated minimum criteria for director nominees, and the Company does not have a formal policy on diversity of Board membership. In addition to the criteria listed above, the Nominating Committee may also consider such other factors as it deems are in the best interests of the Company and its stockholders. All candidates are reviewed in the same manner regardless of the source of the recommendation.

        The Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new perspectives. If any member of the Board does not wish to continue in service or if the Nominating Committee decides not to nominate a member for re-election, unless the Board determines not to fill a vacancy, the Nominating Committee will identify the desired skills and experience of a new nominee as outlined above. The Company has in the past engaged third parties to assist in identifying, evaluating and performing background checks on potential director nominees, and reserves the right to do so in the future. For example, the Company retained an independent search firm to assist in the search that led to the appointment of Lewis M. Kling in February 2012, and paid a fee for such services.

        Stockholders may send any recommendations for director nominees or other communications to the Board or any individual director c/o Accuride Corporation, ATTN: Corporate Secretary, 7140 Office Circle, Evansville, IN 47715. All communications received will be reported to the Board or the individual directors, as appropriate.

  Non-management Director Executive Sessions

        To promote open discussion among the non-management directors, our non-management directors meet at regularly scheduled "executive sessions" in which those directors meet without management participation. The Lead Independent Director of our Board presides over these meetings. Additionally, in the event our non-management directors include directors who are not also "independent" under NYSE rules, the "independent" directors will meet separately at least once per year in executive session. Interested parties may communicate directly with our non-management directors by writing to Accuride Corporation, ATTN: Non-management Directors, c/o Corporate Secretary, 7140 Office Circle, Evansville, IN 47715.

  Board Leadership Structure

        Under our bylaws, our directors have the discretion to combine or separate the positions of Chairman of the Board and Chief Executive Officer as they deem appropriate in light of our existing circumstances. In February 2011, in connection with the hiring of our President and Chief Executive Officer, Richard F. Dauch, the Board decided to separate the two positions. William M. Lasky is the current Chairman of the Board and has held that position since January 2009. Mr. Lasky also served as Interim President and Chief Executive Officer from September 2008 until January 2011. Our current separation of roles allows our President and Chief Executive Officer to focus his efforts on running the Company while the Chairman of the Board, along with our Lead Independent Director, coordinates the Board's activities. This separation of roles notwithstanding, we believe it is important that the President and Chief Executive Officer, the Chairman of the Board and the Lead Independent Director work together to ensure the Board is fully advised of important issues, trends and business developments. To that end, the flow of information between management and the Board is frequent, timely and substantive. The Board plans to re-evaluate its leadership structure upon the end of Mr. Lasky's service on the Board.

  Board Oversight of Risk

        Management is responsible for the Company's day-to-day risk management activities and processes, and our Board's role is to engage in informed oversight of and provide direction with respect to such risk management activities and processes. In fulfilling this oversight role, our Board focuses on understanding the nature of our enterprise risks, including risk in our operations, finances and strategic direction, as well as the adequacy of our risk assessment and risk management processes. Our Board performs this oversight function in a variety of ways, including the following:

  •
  the Board receives management updates on our business operations, financial results and strategy and, as appropriate, discusses and provides feedback with respect to risks related to those topics; and

  •
  the Audit Committee assists the Board in its oversight of risk management by discussing with management the Company's major financial, reporting, disclosure and regulatory and legal compliance risk exposures and the steps management has taken to monitor and control such exposures, including the Company's financial, reporting and disclosure activities and related risk management guidelines and policies.

  Compensation Programs and Policies Risk Assessment

        We conducted a risk assessment of our compensation programs and policies from a legal, human resources, auditing and risk management perspective and reviewed and discussed this assessment with the compensation committee. Based on this assessment we concluded that we do not have any compensation programs or practices which would reasonably likely have a material adverse effect our business.

Code of Ethics

        The Board has adopted a formal code of conduct that applies to all of the Company's employees, officers and directors. You can access the latest copy of the Code of Conduct as well as our Corporate Governance Guidelines and charters of the Audit Committee, Compensation and Human Resources Committee and the Nominating and Corporate Governance Committee of the Board in the Investor Information section of our website at www.accuridecorp.com. Additionally, these documents are available in print to any stockholder requests them by writing to Accuride Corporation, ATTN: Corporate Secretary, 7140 Officer Circle, Evansville, IN 47715.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

        The following Director Compensation Table sets forth summary information concerning the compensation earned in 2011 for services as directors to our Company. During 2011, Michael J. Bevacqua served as a director until April 26, 2011, and Robert J. Kelly served as a director until July 29, 2011.

	Fees Earned or Paid in Cash(2)	Stock Awards(3)	Total
William M. Lasky(1)	$90,000	$60,011	$150,011
Michael J. Bevacqua	$15,000	$60,011	$75,011
Keith E. Busse	$60,000	$60,011	$120,011
Benjamin C. Duster	$67,500	$60,011	$127,511
Robert J. Kelly	$39,375	$60,011	$99,386
Stephen S. Ledoux	$60,000	$60,011	$120,011
John W. Risner	$95,000	$60,011	$155,011

(1)
As reflected in the Summary Compensation Table, Mr. Lasky also received $246,411 in compensation for his services as Interim President and CEO during 2011.

(2)
All fees are shown in this column regardless of payment date or method. The amounts are detailed below:

	Base Retainer	Chairman	Lead Independent	Audit Committee Chairman	Human Resource & Compensation Committee Chairman	Nominating/ Governance Committee Chairman	Total
William M. Lasky	$60,000	$30,000	—	—	—	—	$90,000
Michael J. Bevacqua	$15,000	—	—	—	—	—	$15,000
Keith E. Busse	$60,000	—	—	—	—	—	$60,000
Benjamin C. Duster	$60,000	—	—	—	$7,500	—	$67,500
Robert J. Kelly	$35,000	—	—	—	—	$4,375	$39,375
Stephen S. Ledoux	$60,000	—	—	—	—	—	$60,000
John W. Risner	$60,000	—	$20,000	$15,000	—	—	$95,000
(3)
Each director received a grant of 4,153 restricted stock units in February 2011, which were subject to vesting on the first anniversary of the grant date subject to continued service as a director. These amounts represent the aggregate expense recognized for financial statement reporting purposes in 2011, disregarding forfeitures related to service-based vesting conditions, in accordance with the Financial Accounting Standards Board's ("FASB") ASC Topic 718, Compensation—Stock Compensation, for stock options and RSUs granted to the directors. The total grant date fair value of awards to the directors made in 2011 was $420,076. The awards for which expense is shown in this table include the awards described below:

	Grant Date	Restricted Stock Units Granted	Stock Option Shares Granted	Exercise Price	Grant Date Fair Value of Stock and Option Awards	Stock Option Shares Exercisable at 12/31/2011	Stock Option Shares Outstanding at 12/31/2011
William M. Lasky	2/23/2011	4,153	—	—	$60,011	—	—
Michael J. Bevacqua	2/23/2011	4,153	—	—	$60,011	—	—
Keith E. Busse	2/23/2011	4,153	—	—	$60,011	—	—
Benjamin C. Duster	2/23/2011	4,153	—	—	$60,011	—	—
Robert J. Kelly	2/23/2011	4,153	—	—	$60,011	—	—
Stephen S. Ledoux	2/23/2011	4,153	—	—	$60,011	—	—
John W. Risner	2/23/2011	4,153	—	—	$60,011	—	—

  Narrative to Director Compensation Table

        Directors serving on our Board do not receive any separate compensation for services performed as a director beyond that disclosed above. Except as otherwise noted below, since March 1, 2010 our non-employee director compensation structure has been as follows:

  •
  Each non-employee director receives an annual cash retainer of $60,000;

  •
  Additionally, the Chairman, the Lead Independent Director and each non-employee director Chairpersons of Board committees will receive the following annual retainers in addition to the non-employee director fees outlined above:

  •
  Chairman of the Board—$30,000 annual retainer;

  •
  Lead Independent Director—$20,000 annual retainer;

  •
  Audit Committee Chairperson—$15,000 annual retainer;

    •
    Nominating and Corporate Governance Committee Chairperson—$7,500 annual retainer; and

    •
    Compensation and Human Resources Committee Chairperson—$7,500 annual retainer.

        Further, each non-employee director of the Company receives an annual grant of Restricted Stock Units ("RSUs") valued at $60,000, with such RSUs vesting in full on the first anniversary of the grant date subject to continued service. Beginning in 2012, the annual non-employee director RSU grant will be made on the first business day of February each year. Shares will be delivered to each non-employee director in accordance with this vesting schedule, unless the non-employee director has elected to defer delivery pursuant to the Accuride Corporation Directors' Deferred Compensation Plan (the "DDCP").

        In September 2008, upon resignation of our former President and CEO, Mr. Lasky agreed to serve as our Interim President and CEO in addition to continuing to serve as a member of our Board. As disclosed in our Compensation Discussion and Analysis, the pre-bankruptcy petition Compensation and Human Resources Committee agreed that, in addition to his compensation as Interim President and CEO, Mr. Lasky would continue to receive cash equal to the retainer and other cash fees paid to the Company's non-employee directors and upon the same terms and conditions, as well as an annual equity grant equal to the equity grants issued annually to the Company's non-employee directors. Mr. Lasky ceased serving as our Interim President and CEO as of January 31, 2011.

        Under the DDCP, non-employee directors may elect to defer payment of all or a specified part of their compensation earned during a given year, including any stock-based compensation. Deferred compensation will be distributed to the non-employee directors: 1) in a lump sum payment or installments, as the non-employee director may elect; and 2) as of the first January 1 following the non-employee director's separation from the Company, unless the non-employee director has elected a different payment schedule.

        We reimburse directors for out-of-pocket expenses incurred in connection with their attendance at Board and Board Committee meetings.

 PROPOSAL No. TWO

ADVISORY VOTE ON APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY

        Deloitte & Touche LLP ("Deloitte") has been the independent registered public accounting firm for the Company since 1997 and, upon recommendation of the Audit Committee of the Board, their reappointment as the Company's independent registered public accounting firm for the 2012 fiscal year has been approved by the Board, subject to an advisory vote by the stockholders. Stockholder ratification of the selection of Deloitte as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the board of directors is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate governance practice.

        The Company has been advised that a representative of Deloitte will be present, in person, at the Annual Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

        The following table sets forth the aggregate fees (in thousands) billed or to be billed by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for the following services during fiscal 2010 and 2011:

	2011 Fees	2010 Fees
Audit fees(1)	$1,410	$1,464
Audit-related fees(2)	335	—
Tax fees(3)	269	149
All other fees(4)	420	1,334

Total	$2,434	$2,947

(1)
Audit Fees: represents the aggregate fees billed or to be billed for professional services rendered for the audits of our annual financial statements and for the review of the financial statements included in our quarterly reports during such periods, or for services that are normally provided in connection with statutory and regulatory filings or engagements. Due to the fact that we conduct a fully integrated audit, we cannot determine the amount of fees related to Sarbanes-Oxley Act, Section 404 audit services.

(2)
Audit-related Fees: represents the aggregate fees billed or to be billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, but are not included as Audit Fees, such as due diligence related to mergers and acquisitions, accounting consultations and internal control reviews.

(3)
Tax Fees: represents the aggregate fees billed or to be billed for professional services rendered for U.S. federal, state and foreign tax compliance, acquisition related tax integration and tax restructuring services.

(4)
All Other Fees: represents the aggregate fees billed or to be billed consisting of permitted non-audit services. During 2011, we incurred fees of $303 for services related to relisting and bankruptcy matters. During 2010, we incurred fees of $1,307 for services related to bankruptcy matters and debt offering.

        All of these services for fiscal years 2011 and 2010 were approved by the Audit Committee in accordance with the pre-approval policies described below.

        In accordance with the Audit Committee charter, the Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, including the estimated fees and other terms of any such engagement. These services may include audit services, audit-related services, tax services and other permitted non-audit services. Any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee may elect to delegate pre-approval authority to one or more designated committee members in accordance with its charter. The Audit Committee considers whether such audit or non-audit services are consistent with the SEC's rules on auditor independence.

Vote Required; Recommendation of the Board of Directors

        Although not required to be submitted for stockholder approval, the Board is seeking an advisory vote on the appointment of the Company's independent registered public accounting firm for 2012. In the event stockholders do not approve the selection of Deloitte & Touche LLP by the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting, the appointment of the Company's independent registered public accounting firm will be reconsidered by the Board.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE 2012 FISCAL YEAR.

 PROPOSAL No. THREE

APPROVAL OF THE
ADVISORY RESOLUTION ON THE COMPANY'S EXECUTIVE COMPENSATION

        We are asking our stockholders to approve on an advisory basis the 2011 compensation of our Named Executive Officers, as described in the Compensation Discussion and Analysis section, the compensation tables, and the accompanying narrative disclosure, set forth in this proxy statement (commonly referred to as "Say-on-Pay"). While this vote is advisory, and not binding on our company, it will provide information to our Compensation and Human Resources Committee ("Compensation Committee") and management regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will consider when evaluating compensation for the remainder of 2012 and determining executive compensation for future years. We are providing this advisory vote as required pursuant to Section 14A of the Exchange Act. In accordance with the results of the 2011 stockholder advisory vote regarding the frequency of the advisory vote on the Company's executive compensation, this advisory vote will be presented on an annual basis unless otherwise disclosed. Following this year's advisory vote, the next scheduled advisory vote will take place at the 2013 Annual Meeting.

        As described more fully in the Compensation Discussion and Analysis portion of this proxy, our executive compensation program has been designed to attract, motivate and retain individuals with the skills needed to formulate, implement and execute strategy to further the creation of stockholder value. Our core compensation principles are designed to align management's interests with our stockholders' interests to support long-term value creation and pay for performance. Our Compensation Committee annually evaluates our compensation programs, with input from its independent compensation consultant and with emphasis on pay for performance, to identify potential changes to focus management on improving the business and using assets efficiently to help create real returns for our shareholders.

        In designing our 2011 compensation program, our Compensation Committee engaged Pay Governance, its independent compensation consult, to benchmark the competitiveness of Accuride's senior executive compensation levels, provide information on competitive practices for incentive program design and propose modifications to our executive compensation program based upon its findings. Our 2011 compensation program sought to align executive compensation with both short-term and long-term goals, through market competitive base salaries, an annual cash incentive program and a long term equity incentive program.

        Our Compensation Committee established our 2011 annual cash incentive program to closely align management goals with those of the Company's stockholders. In doing so, the Compensation Committee introduced positive net income and return on assets goals to serve as threshold performance metrics, in addition to Adjusted EBITDA and free cash flow performance goals which are tied to our business plan. This design emphasizes the importance of capital management and efficient use of assets and driving real returns to stockholders, while continuing to use metrics fundamental to our business and common within the industry. In addition, the Compensation Committee implemented a plan payout curve that included lower awards for senior management than for other program participants (based on a percentage of target awards) for merely attaining threshold performance, and increased the awards for all program participants for achieving maximum performance to 300% of target, with any portion of any awards above 200% of the payout at target being paid in Accuride common stock with a two-year vesting period. The Company's 2011 financial performance did not satisfy all four of the minimum threshold performance triggers and as a result there was no payout under the 2011 annual cash incentive program. However, after review of management's performance for 2011, and in keeping with its overall pay philosophy, the Compensation Committee and the Board determined that it was appropriate to pay minimal bonuses for 2011 to certain officers and employees of the Company, including the NEOs as reported in the Summary Compensation Table. The rationale for these bonus payments is disclosed in more detail in the Compensation Discussion and Analysis section of this proxy statement.

        In addition, our 2011 long-term incentive awards were granted in the form of restricted stock units with the goal being to continue to create long-term alignment with shareholders through equity incentives after the Company's bankruptcy process. The Compensation Committee, however, extended the vesting schedule of 2011 awards to four years, with a higher percentage vesting in the fourth year to enhance the retention aspect and long-term focus of the awards. In 2012, the Compensation Committee modified the structure of the long-term incentive award program to reduce the portion of the award delivered in full value shares and include stock options (25% of target award value) to enhance the performance orientation of the awards and further align management with stockholders. In addition, the Compensation Committee modified the award agreements for the 2012 long-term incentive awards to include a double-trigger change-in-control accelerated vesting feature in place of the previous single-trigger change-in-control accelerated vesting provision. The Compensation Committee continues to evaluate the structure of the long-term incentive award program with an intention of enhancing the long-term performance alignment of the awards.

        Also in 2011, the Compensation Committee revised its stock ownership guidelines, raising the ownership targets for non-employee directors to six times a director's annual base cash retainer. The stock ownership targets for the Chief Executive Officer and Senior Vice Presidents are four times base salary and two times base salary, respectively.

        As part of its on-going review and restructuring of executive compensation programs, our Compensation Committee eliminated executive perquisites, effective as of January 1, 2012, which eliminated, among other perquisites, all tax gross-ups, the financial planning stipend, executive life insurance and executive physicals.

        We believe our executive compensation programs are appropriately designed and that our Board of Directors is engaged and making compensation decisions that (i) align management interests with those of our stockholders to support long-term value creation, (ii) award pay for performance and (iii) reflect company-unique circumstances, along with general economic and industry conditions. Accordingly, the Board of Directors recommends that our stockholders vote in favor of the following advisory resolution:

  RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company's named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this proxy statement.

        Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee. The Compensation Committee, however, will consider the outcome of the vote in determining future compensation policies and decisions.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION.

 OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

        Based solely on its review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were complied with during the fiscal year ended December 31, 2011.

Share Ownership by Principal Stockholders and Management

        The following table sets forth, based on information we have, the beneficial ownership of our common stock by:

  •
  all persons known to us to be the beneficial owners of more than 5% of our common stock;

  •
  each of the Named Executive Officers, other than Messrs. Schomer and Woodward, who are no longer employed by the Company;

  •
  each current director; and

  •
  all directors and executive officers as a group.

As of March 9, 2012, there were 47,322,159 shares of common stock issued and outstanding.

        Unless otherwise indicated, each of the holders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Percentage of ownership is based on 47,322,159 shares of common stock outstanding on March 9, 2012. In addition, if applicable, shares of common stock underlying our restricted stock units, which currently vest within 60 days, are deemed outstanding for computing the percentage of the person holding such equity awards, but are not deemed outstanding for computing the percentage of any other person or group. The address for individuals for whom an address is not otherwise indicated is c/o Accuride Corporation, 7140 Office Circle, Evansville, IN 47715.

	Shares of Common Stock Beneficially Owned	Approximate % of Common Stock Beneficially Owned(1)
5% Holders:
Entities affiliated with Valinor Management, LLC(2) 510 Madison Avenue, 25th Floor New York, NY 10022	4,403,668	9.3
Entities affiliated with Apollo Management Holdings GP, LLC(3) 9 West 57th Street 43rd Floor New York, New York 10019	3,105,611	6.6
Entities affiliated with Cetus Capital, LLC(4) 8 Sounds Shore Drive, Greenwich, CT 06830	2,742,223	5.8

	Shares of Common Stock Beneficially Owned	Approximate % of Common Stock Beneficially Owned(1)
Entities affiliated with Tinicum Capital Partners II, L.P.(5) c/o Tinicum Capital Partners II, L.P. 800 Third Avenue, 40th Floor New York, NY 10022	2,604,730	5.5
Entities advised by Sankaty Advisors, LLC(6) 111 Huntington Avenue Boston, MA 02199	2,433,358	5.1
Directors & Named Executive Officers:
Keith E. Busse	18,500	*
Benjamin C. Duster	8,500	*
Lewis M. Kling	0	*
William M. Lasky	118,445	*
Stephen S. Ledoux	26,925	*
John W. Risner(7)	28,000	*
Richard Dauch(8)	50,432	*
Gregory A. Risch	2,633	*
James J. Maniatis	3,444	*
Stephen A. Martin	4,599	*
Leigh A. Wright	15,490	*
All current directors and executive officers as a group (16 persons)(9)	296,032	*

*
Less than 1%

(1)
The beneficial ownership percentages in this table have been calculated in accordance with Rule 13d-3(c) of the Exchange. Under Rule 13d-3(c), shares of common stock that are not outstanding, but that are issuable upon vesting of restricted stock units, have been deemed to be outstanding for the purpose of computing the percentage of outstanding shares of common stock owned by each person in the table, and are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock beneficially owned by any other person in the table.

(2)
Based on the Schedule 13G jointly filed on February 14, 2012 by Valinor Management, LLC, a Delaware limited liability company, Valinor Capital Partners Offshore Master Fund, L.P., a Cayman Islands limited partnership, and David Gallo. Valinor Management, LLC and David Gallo disclaim beneficial ownership except to the extent of their pecuniary interests therein.

(3)
Based on the Schedule 13G jointly filed with the SEC on February 10, 2012 by (i) Apollo Value Investment Master Fund, L.P. ("Value Master Fund"), (ii) Apollo Value Advisors, L.P. ("Value Advisors"), (iii) Apollo Value Capital Management, LLC ("Value Capital Management"), (iv) Apollo Value Management, L.P. ("Value Management"), (v) Apollo Value Management GP, LLC ("Value Management GP"), (vi) Apollo Strategic Value Master Fund, L.P. ("SVF Master Fund"), (vii) Apollo SVF Advisors, L.P. ("SVF Advisors"), (viii) Apollo SVF Capital Management, LLC ("SVF Capital Management"), (ix) Lyxor/Apollo Distressed Fund Limited ("Lyxor Fund"), (x) Apollo Special Opportunities Managed Account, L.P. ("SOMA Fund"), (xi) Apollo SOMA Advisors, L.P. ("SOMA Advisors"), (xii) Apollo SOMA Capital Management, LLC ("SOMA Capital Management"), (xiii) Apollo SVF Management, L.P. ("SVF Management"), (xiv) Apollo SVF Management GP, LLC ("SVF Management GP"), (xv) Apollo Capital Management, L.P. ("Capital Management"), (xvi) Apollo Capital Management GP, LLC ("Capital Management GP"), (xvii) Apollo Principal Holdings II, L.P. ("Principal II"), (xviii) Apollo Principal Holdings II GP, LLC ("Principal GP"), (xix) Apollo Management

  Holdings, L.P. ("Holdings"), and (xx) Apollo Management Holdings GP, LLC ("Holdings GP"). Value Master Fund (566,476 shares), SVF Master Fund (627,031 shares), Lyxor Fund (266,718 shares) and SOMA Fund (1,441,259 shares) each hold shares of common stock of Accuride. Value Advisors serves as the managing general partner of Value Master Fund and Value Capital Management serves as the general partner of Value Advisors. Value Management serves as the manager of Value Master Fund and Value Management GP serves as the general partner of Value Management. SVF Advisors serves as the managing general partner of SVF Master Fund and SVF Capital Management serves as the general partner of SVF Advisors. SVF Management serves as the manager of SVF Master Fund and SOMA Fund, and the trading advisor of Lyxor Fund, and SVF Management GP serves as the general partner of SVF Management. SOMA Advisors serves as the general partner of SOMA Fund and SOMA Capital Management serves as the general partner of SOMA Advisors. Capital Management serves as the sole member and manager of Value Management GP and SVF Management GP, and Capital Management GP serves as the general partner of Capital Management. Principal II serves as the sole member and manager of Value Capital Management, SVF Capital Management and SOMA Capital Management, and Principal GP serves as the general partner of Principal II. Holdings serves as the sole member-manager of Capital Management GP, and Holdings GP serves as the general partner of Holdings. In addition, the reported shares include 204,127 shares beneficially owned by SVF Management held by Permal Apollo Value Investment Fund Ltd. ("Permal Fund"), which entered into an Investment Advisory Agreement with SVF Management in December 2009, whereby SVF Management is given the authority to make investment decisions on behalf of, and vote securities held by, Permal Fund. The shares held by Permal Fund are therefore beneficially owned by SVF Management, SVF Management GP, Capital Management, Capital Management GP, Holdings and Holdings GP.Value Master Fund, SVF Master Fund, Lyxor Fund and SOMA Fund each disclaims beneficial ownership of all shares other than the shares of common stock held of record by such person. Value Advisors, Value Capital Management, Value Management, Value Management GP, SVF Advisors, SVF Capital Management, SOMA Advisors, SOMA Capital Management, SVF Management, SVF Management GP, Capital Management, Capital Management GP, Principal II, Principal GP, Holdings, Holdings GP, and Messrs. Leon Black, Joshua Harris and Marc Rowan, the managers of Principal GP, and the managers, as well as principal executive officers, of Holdings GP, disclaim beneficial ownership of all shares.

(4)
Based on the Schedule 13G/A jointly filed on February 14, 2012 by Cetus Capital, LLC ("Cetus"), Cetus Capital II, LLC ("Cetus II"), Littlejohn Associates III, L.L.C., Littlejohn Associates IV, L.L.C., and Littlejohn Opportunities GP LLC, all Delaware limited liability companies; Littlejohn Fund III, L.P. and Littlejohn Fund IV, L.P., both Delaware limited partnerships; and Littlejohn Opportunities Master Fund LP ("Littlejohn Opporunities"), a Cayman Islands limited partnership. The shares reported are held by Cetus , Cetus II and Littlejohn Opportunities. Littlejohn Associates III, the general partner of Littlejohn Fund III, the sole member of Cetus, may be deemed the beneficial owners of the shares held by Cetus reported in the statement. Littlejohn Associates IV, the general partner of Littlejohn Fund IV, the sole member of Cetus II, may be deemed the beneficial owners of the shares held by Cetus II reported in the statement. Littlejohn Opportunities GP, the general partner of Littlejohn Opportunities, may be deemed the beneficial owners the shares held by Littlejohn Opportunities reported in the statement. Certain principals of Littlejohn Associates III, Littlejohn Associates IV and Littlejohn Opportunities GP jointly control Littlejohn Associates III, Littlejohn Associates IV and Littlejohn Opportunities GP.

(5)
As set forth in the Schedule 13D/A jointly filed with the SEC on August 8, 2011 by Tinicum Lantern II, LLC ("Tinicum Lantern"), Tinicum Capital Partners II, L.P ("TCP II"), Tinicum Capital Partners II Parallel Fund, L.P. ("Parallel Fund") and Tinicum Capital Partners II Executive Fund L.L.C. ("Executive Fund"). Tinicum Lantern is the general partner of each of TCP II and Parallel Fund and the managing member of Executive Fund. Eric M. Ruttenberg and Terence M.

  O'Toole, as co-managing members of Tinicum Lantern II, LLC, have shared voting or dispositive power over the common stock held by each Tinicum Fund. The number of shares of common stock above includes: 7,765 shares of common stock held by Executive Fund; 13,400 shares of common stock held by Parallel Fund; and 2,583,565 shares of common stock held by TCP II. The beneficial ownership shown in this proxy statement disregards reported shares of common stock issuable upon the exercise of warrants that expired on February 26, 2012.

(6)
Jonathan Lavine is the managing member of Sankaty Credit Member, LLC, which we refer to as "SCM," which is (a) the managing member of Sankaty Credit Opportunities Investors II, LLC, which is the sole general partner of Sankaty Credit Opportunities II, L.P., which we refer to as "COPs II", (b) the managing member of Sankaty Credit Opportunities Investors III, LLC, which is the sole general partner of Sankaty Credit Opportunities III, L.P., which we refer to as "COPs III"; and (c) the managing member of Sankaty Credit Opportunities Investors IV, LLC, which is the sole general partner of Sankaty Credit Opportunities IV, LLC, which we refer to as "COPs IV." Mr. Lavine is the sole director of Sankaty Credit Member (Offshore), Ltd., which is the sole general partner of Sankaty Credit Opportunities Investors (Offshore) IV, L.P., which we refer to as "SCOIO IV," which is the sole general partner of Sankaty Credit Opportunities (Offshore Master) IV, L.P., which we refer to as "COPs IV Offshore." By virtue of these relationships, Mr. Lavine may be deemed to share voting and dispositive power with respect to the shares of common stock held by COPs II, COPs III, COPs IV and COPs IV Offshore. Mr. Lavine and each of the entities noted above disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein. The number of shares of common stock above includes: 80,000 shares of common stock held by COPs II; 521,093 shares of common stock held by COPs IV Offshore; 1,428,650 shares of common stock held by COPs III; and 403,615 shares of common stock held by COPs IV.

(7)
Mr. Risner's beneficial ownership includes 1,000 shares of common stock held indirectly in the name of the Daniel W. Risner 2004 Trust and 1,000 shares of common stock held indirectly in the name of the Nicholas J. Risner 2004 Trust.

(8)
Mr. Dauch's beneficial ownership includes 7,500 shares of common stock held indirectly in the name of the Richard F. Dauch Revocable Trust and 10,000 shares of common stock held by his spouse.

(9)
This calculation does not include shares of common stock held by former employees Richard F. Schomer and James H. Woodward, Jr.

 EXECUTIVE OFFICERS

        Set forth below is information concerning our executive officers as of March 15, 2012. Information regarding our directors is set forth in "Proposal No. One—Election of Directors" presented earlier in this proxy statement.

Name	Age	Position(s)
Richard F. Dauch	51	President and Chief Executive Officer
David G. Adams	62	Senior Vice President/Chief Technology Officer
Mary E. Blair	49	Senior Vice President/Supply Chain Management
Charles M. Byrnes, Jr.	47	Senior Vice President/Sales & Marketing
Scott D. Hazlett	55	Senior Vice President/General Manager, Accuride Wheels
James J. Maniatis	62	Senior Vice President/Human Resources
Stephen A. Martin	42	Senior Vice President/General Counsel and Corporate Secretary
Gregory A. Risch	40	Vice President/Chief Financial Officer
Kenneth L. Sparks	67	Senior Vice President/Gunite
Leigh A. Wright	54	Senior Vice President/Business Development

        The principal occupations and positions for at least the past five years of the executive officers named above are as follows:

        Richard F. Dauch.    Please see Mr. Dauch's biography set forth in "Election of Directors," presented above.

        David G. Adams has served as the Company's Senior Vice President/Chief Technology Officer since April 25, 2011. Prior to joining Accuride, Mr. Adams served as President, Chief Executive Officer and Board member for Horton Holding Inc., a truck component manufacturer, from December 2007 to June, 2010 and held various executive positions at ZF Friedrichshafen AG in a joint venture between Ford Motor Co. and ZF; including President, Chief Executive Officer and Board Member for ZF Batavia LLC in Cincinnati, Ohio from 1999 to 2003. Mr. Adams also served in various executive positions at Volvo Construction Equipment, CDI Transportation/Modern Engineering, Rockwell International, Sheller-Globe Corporation, and Chrysler Corporation, where he attended the Chrysler Institute of Engineering. Mr. Adams holds a B.S. degree in Aerospace Engineering from the University of Michigan, a M.S. degree in Mechanical Engineering from the University of Michigan and an M.B.A. from Michigan State University and also attended Dartmouth College.

        Mary E. Blair has served as the Company's Senior Vice President/Supply Chain Management since October 24, 2011. Prior to joining the Company, Ms. Blair served as Vice President Global Procurement at United Components, Inc. from February 2008. From July 2006 to February 2008, she held the position of Director Global Sourcing for International Truck and Engine Corporation. Ms. Blair served as Global Director/Chemical at General Motors from 2003 to 2004 and held various management positions in global strategy at General Motors from 1997 to 2003. Prior to her tenure at General Motors, Ms. Blair served in various purchasing positions at Delphi Interior Lighting Systems. Ms. Blair holds a M.S. degree in Administration from Central Michigan University and a B.S. degree in Law Enforcement from Ferris State College. She currently is pursuing a Global Leadership Doctorate from Capella University.

        Charles M. Byrnes, Jr. has served as the Company's Senior Vice President/Sales and Marketing since September 22, 2011, and previously served as the Company's Senior Vice President/Business Development from June 2011 to September 2011. Before joining Accuride, Mr. Byrnes served in a variety of positions for The Timken Company, including Vice President of Sales for the Americas for Timken's Bearings and Power Transmission Group from January 2007 to May 2011, Vice President/Automotive (Powertrain) from July 2005 to January 2007, Vice President, Purchasing from February 2003 to July 2005 and Director European Automotive Sales and Marketing from October 2000 to

February 2003. Mr. Byrnes began his career with The Torrington Company in 1986 and held various management positions of increasing responsibility until the company was acquired by Timken in 2003. Mr. Byrnes holds a B.S. in Mechanical Engineering from Carnegie-Mellon University and completed the Executive Development for Global Excellence Program at the University of Virginia's Darden School of Business.

        Scott D. Hazlett has served as the Company's Senior Vice President/General Manager of Accuride Wheels since September 30, 2011. Prior to joining the Company, from April 2006 to March 2011, Mr. Hazlett served as President and CEO with MachineryLink, Inc. From October 2005 to April 2006, Mr. Hazlett was a Partner with Conway, Mackenzie & Dunleavy, an industrial turnaround and restructuring firm. From August 2001 to April 2005, he served as Group President of TriMas Corporation's Cequent Unit, a market leader in transportation accessories, cargo management and weight distribution products for the auto, recreational vehicle and light-duty trailer segments. Prior to his tenure at Tri-Mas, commencing in July 1995, Mr. Hazlett was with Case Corporation and CNH Global, where he assumed successive senior management roles, inclusive of Vice President and General Manager of Case Corporation's North American aftermarket business, and later, Senior Vice President and General Manager of CHN's global agricultural aftermarket businesses. He began his industrial career at James River Corporation in February 1991. Mr. Hazlett's corporate career was preceded by his ten years of service with the U.S. Army as a field artillery officer. Mr. Hazlett holds a B.S. in Industrial Management from the United States Military Academy at West Point, an M.B.A. from Long Island University and a Master of Education from Auburn University. Mr. Hazlett also completed the University of Virginia's Darden School of Business Executive Management Program.

        James J. Maniatis has served as our Senior Vice President/Human Resources since October 2008. Mr. Maniatis previously served as Vice President/Human Resources from February to October 2008, and was an officer during Accuride's Chapter 11 restructuring. Prior to joining Accuride, Mr. Maniatis served as Vice President Human Resources for Cooper Lighting from 1997 to March 2007 and served in various other capacities for Cooper Industries from April 2007 through January 2008. Prior to that, he served as Vice President Human Resources for Varity Kelsey-Hayes from 1992 to 1997 and has also held senior human resource positions with RJR Nabisco. Mr. Maniatis received a B.B.A. from Loyola University.

        Stephen A. Martin has served as the Company's Sr. Vice President/General Counsel and Corporate Secretary since August, 2010. Prior to that, he served as the Company's Vice President/General Counsel and Corporate Secretary since March 2008. Mr. Martin previously served as Vice President/Corporate Counsel from January 2007 through February 2008 and as Associate Corporate Counsel from December 2005 through December 2006. Mr. Martin served as an officer of Accuride during its Chapter 11 restructuring. Prior to joining Accuride, Mr. Martin was an attorney at Latham & Watkins LLP from January 2002 through October 2005. Prior to attending law school, Mr. Martin served as an officer in the U.S. Air Force for over six years. Mr. Martin received a B.S.E.E. from the University of Miami, an M.S.E.E. from the University of Southern California and a J.D. from Duke University School of Law.

        Gregory A. Risch has served as the Company's Vice President/Chief Financial Officer since February 28, 2012. Prior to serving as our CFO, Mr. Risch served as the Company's Vice President/Interim Chief Financial Officer since October 2011, Vice President/Chief Accounting Officer from January 2010 through September 2011 and in various other capacities over the last 16 years, including as our Director of Financial Planning and Reporting from January 2008 through December 2009, Assistant Controller from May 2005 to December 2007, Plant Controller from August 2001 through April 2005, General Accounting Manager from April 1999 through July 2001, and Accountant/Analyst from August 1994 through March 1999. Mr. Risch served as an officer of Accuride during its Chapter 11 restructuring. Mr. Risch received a Bachelor of Arts degree from Kentucky Wesleyan College.

        Kenneth W. Sparks has served as the Company's Senior Vice President/Gunite since July 26, 2011. Prior to that, Mr. Sparks served in various other capacities of increasing responsibility; including Director/Operations, Vice President/General Manager of Imperial and Bostrom, Vice President/Castings and Imperial and Vice President/General Manager Brillion and Gunite. Prior to joining the company, Mr. Sparks served as President and CEO of Gibbs Die Casting. From October 2005 to February 2006, he consulted for KWS Consulting, LLC. He served as President North American Operations for GKN Sinter Metals from 2002 to 2004 and as Senior Vice President Global Manufacturing from 2000 to 2002. Prior to his tenure with GKN Sinter Metals, Mr. Sparks held various senior management positions in global manufacturing with TRW, LucasVarity, Varity Kelsey-Hayes and Bendix Corporation. Mr. Sparks holds a M.S. degree in Administration from Purdue University-Krannert and a B.S. degree in Material Science and Engineering from Purdue University-Engineering.

        Leigh A. Wright has served as our Senior Vice President/Business Development since October 3, 2011. Prior to that, he held the position of Senior Vice President/Accuride Wheels from December 2007 to October, 2011. Mr. Wright served as Vice President of Steel Wheels from May 2006 to December 2007 and as Director Operations—London from March 2004 to May 2006. Mr. Wright served as an officer of Accuride during its Chapter 11 restructuring. Prior to joining Accuride, Mr. Wright served as President of Office Specialty, a Toronto-based manufacturer of premium storage and seating products, from 2001 to 2003 and as Vice President and General Manager of ArvinMeritor Ride Control Products from 1996 to 2001. Mr. Wright holds an M.B.A. from the Richard Ivey School of Business at the University of Western Ontario, a C.I.M. from McMaster University, and a Manufacturing Engineering Technologist diploma from Fanshawe College in London, Ontario.

 EXECUTIVE OFFICER COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Compensation Discussion and Analysis

        The following discussion and analysis of compensation arrangements of our Named Executive Officers ("NEOs") for 2011 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

        In 2011, our NEOs were, as follows:

Richard F. Dauch	President and Chief Executive Officer (from 2/1/11)
William M. Lasky	Chairman, Interim President and Chief Executive Officer (through 1/31/11)
Gregory A. Risch	Vice President/Chief Financial Officer (from 10/11/11)
James H. Woodward, Jr.	Senior Vice President/Finance and Chief Financial Officer (through 10/11/11)
James J. Maniatis	Senior Vice President/Human Resources
Stephen A. Martin	Senior Vice President/General Counsel & Corporate Secretary
Leigh Wright	Senior Vice President/Business Development
Richard F. Schomer	Senior Vice President/Marketing and Sales (through 9/22/11)

Executive Summary

        Throughout 2010 and 2011, our Compensation and Human Resources Committee ("Compensation Committee"), with input from Pay Governance, its independent compensation consultant, and the Company's management, undertook a comprehensive review of the Company's compensation programs. Based upon that review, the Compensation Committee began to restructure compensation programs to increasingly align management with stockholder interests and to begin to evolve toward programs that increasingly emphasized pay for performance. In particular, as described in more detail in this section, the Compensation Committee:

  •
  Revised the annual cash incentive program to include return on assets and positive net income threshold performance metrics, which along with Adjusted EBITDA and Free Cash Flow threshold performance metrics, must be achieved for any cash incentive award to be paid under the program, and modified the payment curve to reduce payments to senior management for merely attaining threshold performance while increasing the payment opportunity for all participants for achieving maximum performance targets; and

  •
  Extending the vesting period of long term incentive awards and weighting the vesting toward the end of that period to enhance the retention aspect of such awards.

The Compensation Committee intends to continue its review of competitive pay practices and anticipates making further structural changes in 2012 and 2013 to further support a pay for performance philosophy.

        In late 2010, the Compensation Committee received the results of an executive compensation benchmarking study by Pay Governance. Based in part upon that study as well as input from management regarding 2010 performance, the Compensation Committee approved base salary increases for Messrs. Martin and Wright, effective as of January 1, 2011, but otherwise maintained NEO base salaries at 2010 levels.

        Effective February 1, 2011, Richard F. Dauch was appointed President and Chief Executive Officer of Accuride Corporation and was also appointed to serve as director of the Company. The Compensation Committee sought and received the input of Pay Governance in designing a market competitive compensation structure for Mr. Dauch, which is described in more detail below.

        Effective October 11, 2011, Gregory A. Risch was named as the Company's Interim Chief Financial Officer upon the resignation of James H. Woodward, Jr. Upon reviewing Mr. Risch's past responsibilities and performance, the Compensation Committee increased Mr. Risch's base salary effective November 2011.

        As referenced above, in an effort to continue to align management with stockholder interests and to enhance the retention value of equity awards, the Compensation Committee modified the structure of the long-term incentive program in 2011 by extending the vesting period of the full-value, time-vested equity awards to four years with an increased percentage vesting at the end of the period, as described in more detail in the Summary Compensation Table. The Compensation Committee intends to continue its review of the long-term incentive plan structure, and currently intends to shift the mix of equity awards in 2012 to include stock options and seek to introduce performance-based criteria into determining award levels and/or vesting requirements.

        Also, as referenced above, the Compensation Committee revised the annual cash incentive program to include return on assets and positive net income threshold performance metrics, in addition to the Adjusted EBITDA and free cash flow threshold metrics which have traditionally been used, to emphasize the importance of capital management and efficient use of assets. Achievement of all four threshold metrics was required for any cash incentive awards to be paid under the annual cash incentive program. In addition, the Compensation Committee modified the plan payout curve by reducing the eligible amounts payable to senior management for merely attaining threshold performance, and increasing the eligible amounts payable to plan participants to 300% of the payout at target for achieving maximum targets, with the portion of any amounts payable above 200% of the payout at target being paid in Accuride common stock with a portion vesting immediately and the remaining award vesting over a two-year period. The Compensation Committee believed that modifying the payout opportunity curve will further incent management's performance and help drive value to stockholders.

        In summary, our Compensation Committee has been working to evolve our executive compensation structure to increasingly focus on the principals of "pay for performance" while still being mindful of the Company's past compensation practices and company-specific facts and circumstances. The Compensation Committee intends to complete its on-going comprehensive review of management compensation during 2012 and implement additional changes that will be designed to incent management to deliver stronger business results. The Compensation Committee remains committed to continue restructuring our executive compensation programs to achieve a structure that requires achievement of key strategic and financial objectives, rewards superior results and aligns management's interests with those of the Company's stockholders.

Compensation Objectives

        Our objectives in establishing compensation for executive officers, including our NEOs, are as follows:

  •
  Attract and retain individuals of superior ability and leadership talent;

  •
  Ensure senior officer compensation is aligned with our corporate strategies, business objectives and the long-term interests of our stockholders;

  •
  Increase the incentive to achieve key strategic and superior financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and

  •
  Enhance the officers' incentive to increase our stock price and maximize stockholder value by providing compensation opportunities in the form of equity.

        Except with respect to William M. Lasky, our Chairman and former Interim President and CEO, whose compensation is discussed below, our compensation program has historically consisted of a fixed base salary, an annual performance-based cash incentive program and a long-term incentive program ("LTIP"), which has, since our emergence from bankruptcy proceedings in 2010, consisted of annual grants of restricted stock units ("RSUs"). As a result, our senior executive management team members have historically had a substantial portion of their potential compensation tied to performance- and incentive-based programs based on the financial performance of the Company. This mix of compensation is intended to ensure that total compensation reflects our overall success or failure and to motivate executive officers to meet appropriate performance measures. Total compensation is allocated between cash and equity compensation based on competitive market practice and our desire to balance short-term financial and operating performance achievements with long-term value creation.

        In addition to continuing to serve as a member of our Board of Directors, Mr. Lasky served as our Interim President and CEO from September 2008 through January 2011. Mr. Lasky's compensation for services as an officer of our Company during 2011 was governed by an employment agreement entered in May 2010. Under such agreement, Mr. Lasky received an annual base salary of $800,000 per year, standard non-employee director fees and equity grants (excluding meeting fees and expenses), executive benefits and perquisites, and reimbursement for travel and living expenses as explained below, as well as eligibility for an annual bonus under our 2010 Annual Incentive Compensation Plan (AICP) with his 2010 bonus being determined based on a notional base salary of $650,000, a target and maximum bonus of 50% of the notional base salary and threshold bonus of 10% of such notational base salary. As Mr. Lasky's service was intended to be temporary, the Company agreed to pay for travel, lodging, meals and other incidental expenses incurred by Mr. Lasky while he was away from his home and at the Company's headquarters. The Company viewed these expenses as necessary in order to secure Mr. Lasky's services during 2011. Mr. Lasky resigned as the Company's Interim President and CEO at the end of January 2011, in connection with the hiring of Richard F. Dauch as the Company's new President and CEO. Mr. Lasky continues to serve as Chairman of our Board of Directors and receives the Company's standard non-employee director compensation package for such service. For more detail regarding Mr. Lasky's compensation as our Interim President and CEO during January 2011, see "Executive Compensation—Summary Compensation Table—2011," below.

        In February 2011, after an extensive search, the Company hired Richard F. Dauch to serve as its President and Chief Executive Officer. The key elements of Mr. Dauch's initial compensation package included:

Annual Base Salary	$625,000
Annual Cash Incentive	Target Payout = 100% of base salary
Annual Long Term Incentive	Target Equity Award Value = 165% of base salary
Initial Equity Incentive	$1 million Target Value Restricted Stock Units, 50% vesting on 1st anniversary of grant and 25% vesting on each of the 2nd and 3rd anniversaries of grant

Severance and Perquisites	Provide standard severance and retention agreement, relocation assistance and reimbursement of up to $15,000 in legal, financial and tax planning expenses incurred in connection with his employment with the company. Additionally, Mr. Dauch receives other benefits and executive perquisites consistent with those received by other Accuride executives.

In establishing Mr. Dauch's compensation package, the Compensation Committee considered market competitive data and peer group proxy data, as well as other information, provided by its independent compensation consultant, Pay Governance. The Board of Directors believes that its investment in Mr. Dauch has brought immediate and substantial benefits to the Company and its stockholders. For more detail regarding Mr. Dauch's 2011 compensation as our President and CEO, see "Executive Compensation—Summary Compensation Table—2011," below.

Determination of Compensation and Awards

        The Compensation Committee has the primary authority to determine and recommend the compensation paid to the Company's executive officers. The Compensation Committee has, from time to time, retained the services of a compensation consultant to assist it in determining the key elements of our compensation programs, as well as analyzing key executive management compensation relative to comparable companies. As discussed above, the Compensation Committee in 2011 considered data and advice provided by Pay Governance in establishing its compensation program. The Compensation Committee will periodically review previous compensation analyses and request updates so that it may keep informed about compensation levels, emerging compensation design practices, as well as competitive trends and issues.

        To aid the Compensation Committee in setting compensation, our CEO provides recommendations annually to the Compensation Committee regarding the compensation for all executive officers, but does not actually set any NEO's compensation. Each member of our senior executive management team, in turn, participates in an annual performance review with the CEO and provides input about his or her contributions to our success for the relevant period. The Compensation Committee reviews the performance of each senior executive officer annually. The CEO participates in such annual performance reviews with the Compensation Committee.

Impact of Advisory Vote Approving Executive Compensation

        At our 2011 annual meeting, we held our first Say on Pay vote, affording stockholders the opportunity to cast an advisory vote on the compensation programs for our NEOs. The result of this advisory vote indicated stockholder approval of the compensation paid to our NEOs. The Compensation Committee believes that the results of this vote thereby affirm stockholder support of the Company's approach and philosophy toward executive compensation. The Compensation Committee will continue to consider the outcome of future Say on Pay votes when making future compensation decisions for our NEOs.

Compensation Benchmarking and Peer Group

        As discussed above, through the information and analysis provided by Pay Governance, the Compensation Committee compares base salary structures and annual and long term incentive compensation to our market sector and industry in general. This approach ensures that our compensation remains competitive in our market and relative to our industry peers.

        In determining the level of compensation provided to our executive officers, the Compensation Committee, with the assistance of Pay Governance, evaluated marketplace executive compensation levels for base salary, target and actual annual incentives (as a percent of base salary), target and actual total cash compensation (base salary plus annual incentives), grant date accounting value of long-term incentives, and target and actual total direct compensation (sum of total cash compensation and long term-incentives). The 2010 marketplace compensation data for our senior executives other than Mr. Lasky, our previous Interim President and CEO, and Mr. Dauch, our new President and CEO, each of whose compensation was established under a separate employment agreement that was informed by benchmarking data provided by the Committee's compensation consultant, were determined using competitive compensation data from the general industry and auto industry. General industry data were gathered from the 2010/2011 Mercer Executive Benchmark Database and the 2009 Watson Wyatt Data Services Top Management Compensation Database and were regressed to account for Accuride's revenues. Neither the participating companies included in the surveys, nor any company-specific data were identified to the Compensation Committee. Auto industry data were gathered for proxy-reported positions from the proxy statements of peer group companies. Our peer group consists of the following 12 leading suppliers in the transportation sector:

American Axle & Manufacturing Holdings, Inc.	Commercial Vehicle Group, Inc.	Donaldson Company, Inc.
Fuel Systems Solutions, Inc.	Gentex Corp.	Modine Manufacturing Company
Shiloh Industries, Inc.	Standard Motor Products, Inc.	Stoneridge, Inc.
Superior Industries International, Inc.	Titan International, Inc.	Wabash National Corporation

        We typically target the aggregate value of our total compensation at approximately the median level of market consensus compensation for most executive officer positions. However, we strongly believe in developing and promoting, where appropriate, internal management talent and in retaining the best talent among our senior executive management team. To retain and motivate these key individuals, the Compensation Committee may determine that it is in our best interests to negotiate total compensation packages with senior executive management that may deviate from the general principle of targeting total compensation at the median level of market consensus compensation by targeting such compensation above or below median levels. Equity grant guidelines have historically been set by job level, using market survey data and current guidelines to determine the appropriate annual grant levels for the upcoming year. While target compensation is generally set near the market median, performance results in actual payout levels that may be above or below the market median.

        Our 2010 review, which informed executive compensation for 2011, indicated that our annual target cash compensation was generally at or slightly below the market fiftieth percentile, while long-term incentive grant date values were generally at or slightly above market fiftieth percentile. Actual 2010 compensation was below the fiftieth percentile of the market, primarily due to below-target incentive awards based on below-target performance.

Base Compensation

        An NEO's base salary is based on his or her performance as well as comparable compensation of similar executives in compensation surveys and our peer group. The Compensation Committee plans to continue to review base salary data from compensation research using survey data as well as actual salaries reported in the proxy statements of peer group companies, and reserves the right to periodically adjust executive base salaries as deemed appropriate in its discretion. In addition to market positioning, each year base salaries may be adjusted based upon the performance of the NEO as assessed by the Compensation Committee. In 2011, base salary was adjusted for Messrs. Martin and Wright in light of market data and 2010 performance. Further, Mr. Risch's salary was adjusted mid-year in light of market data and his on-going performance. Otherwise 2011 base salaries remained consistent with 2010 levels for continuing executives.

Performance-Based Compensation

        Historically, our compensation programs have been structured to reward executive officers based on our performance and the Compensation Committee's assessment of the individual executive's contribution to that performance. This allows executive officers to receive incentive compensation in the event certain specified corporate performance measures are achieved. In determining the compensation awarded to each NEO based on performance, the Compensation Committee has historically evaluated corporate performance and an executive's performance in a number of areas.

Annual Performance-Based Incentive Cash Compensation ("AICP")

        Our AICP is a cash-based short-term performance incentive program. The Compensation Committee, with input from the senior executive team, establishes annual performance goals for the AICP program based in part on our past performance, expected industry trends and our projected revenue and earnings budgets for the plan year. We have historically used Adjusted EBITDA, as defined in our credit agreements, and free cash flow ("FCF"), which is defined as cash from operations less capital expenditures, of the Company as performance goals for determining AICP payments. The financial performance metrics typically related to our annual budget, which is established in December for the upcoming year, based upon input from management and the Board of Directors. In 2011, however, the Compensation Committee adjusted the program to include four threshold performance targets related to Return on Assets, Free Cash Flow, Net Income and Adjusted EBITDA, and required that all four minimum thresholds be satisfied before any payments would be made under the AICP. Once the four threshold goals were satisfied, any payout would be determined based on performance against Adjusted EBITDA goals for the year. Threshold goals in 2011 were set at approximately eighty percent of target, with sufficient revenue to earn positive net income. The maximum Adjusted EBITDA performance goal was set at approximately one hundred forty percent of target, which was higher than what was historically used. This decision was made with the intention of better aligning management with stockholder interest by creating the potential to earn a higher bonus payout for maximum performance under the plan than in past years. In order to enhance the "pay for performance" feature of the 2011 AICP, the Compensation Committee maintained the threshold payment for NEOs at thirty percent of target, but increased the potential payouts for performance above the target level by increasing the maximum payout opportunity to three hundred percent of target, with the portion of any payment above the prior maximum of two hundred percent being paid in restricted stock units as described below.

        Subject to the discretion of the Compensation Committee provided under the AICP governing documents, no payment is earned by an NEO unless the threshold goals are achieved. There is no guaranteed minimum payout under the AICP, and, subject to the discretion of the Compensation Committee as outlined above, there is no 2011 AICP payment in the event that (i) the Company fails to achieve all four of the pre-established threshold performance metric targets or (ii) the Company violates one of its financial covenants in its credit agreement. Proportional awards can also be earned for goal attainment levels between threshold and maximum performance target levels.

        The performance goals under the AICP may be adjusted by the Compensation Committee to account for unusual events such as extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Compensation Committee does not consider the effect of such events indicative of Company performance. Payments under the AICP are contingent upon continued employment based on that year's actual performance relative to the targeted performance measures for each objective, though pro rata payments may be paid in the event of retirement, job elimination due to restructuring, death or disability. The AICP is designed to provide annual cash incentives that the Compensation Committee, with the assistance of its consultants, determined to be market competitive, performance-based and necessary to retain executive officers and align them with short-term Company performance. It is further designed to intensify executive officers' focus on Company financial performance, value creation and achievement of Company goals through "at risk" compensation.

        The 2011 AICP structure for our NEOs, was:

Position	Threshold (% of base salary)	Target (% of base salary)	Maximum (% of base salary)
President/CEO	30%	100%	300%
Senior Vice Presidents	18%	60%	180%
Vice Presidents	15%	50%	150%

        Any payout for awards earned above two hundred percent of the target award was to be paid in restricted stock units with the following vesting schedule: 1/3 vested immediately on award determination date; 1/3 vesting on the first anniversary of the award determination date; and the final 1/3 vesting on the second anniversary of the award determination date. Eligible AICP participants must be employed on the vesting dates in order to be eligible to receive the benefits.

        For 2011, the threshold metrics and final results were as follows:

Performance Metric	Threshold	2011 Result
Adjusted EBITDA	$83.0 million	$86.1 million
Net Income	>$0.01	$(17.0) million
Free Cash Flow	$3.0 million	$(59.9) million
Return on Assets	0.1%	(1.4)%

        Because the threshold Net Income, Free Cash Flow and Return on Asset categories were not satisfied, no payments under our 2011 AICP were earned or paid.

2011 Bonuses

        Notwithstanding the fact that the Company's actual 2011 results did not satisfy all four of the threshold performance targets under our AICP, as discussed above, our Compensation Committee, in consultation with our full Board of Directors, undertook an evaluation of management's 2011 performance taking into account various discretionary adjustments that are permitted under the AICP and unique facts and circumstances experienced by the Company during 2011. The Committee and the Board noted that three of the four threshold metrics would have been satisfied on a pro forma basis if adjustments for the following items were made:

  •
  severance costs associated with senior management members departing during 2011,

  •
  recruiting costs associated with hiring our new senior leadership team,

  •
  costs associated with fresh start accounting associated with the Company's 2010 emergence from Chapter 11 bankruptcy proceedings,

  •
  unbudgeted capital expenditure projects undertaken in 2011 in support of our fix and grow strategy,

  •
  divestures of the Company's Bostrom Seating and Fabco Automotive businesses, and

  •
  acquisition costs associated with our Camden, South Carolina aluminum wheel manufacturing facility.

All of these items were either costs or expenses incurred in connection with execution of our business plan, or were beyond the control of management (fresh start accounting costs). The Committee and the Board notwithstanding the lack of achievement of all four of the AICP performance thresholds, elected to recognize the effectiveness of management in executing the approved business plan. In addition, the Committee and the Board evaluated the performance of the new executive management team during 2011, including their efforts to develop and execute a strategy to fix and grow the business, which the

Committee and Board believes are producing tangible improvements in each of the Company's business units and will continue to improve overall corporate performance. In light of this evaluation, the Compensation Committee and Board approved bonuses for certain officers and employees of the Company, including the NEOs as reported in the Summary Compensation Table. The bonuses to the NEOs were in amounts less than what would have been paid at the threshold performance level under the 2011 AICP, had such minimum performance thresholds been satisfied.

Long-Term Incentive Plan ("LTIP")

        The Compensation Committee has used restricted stock units as the equity vehicle for 2010 and 2011 LTIP awards. In 2011, the Compensation Committee extended the vesting period to four years subject to continued service to the Company, with twenty percent of the award vesting in each of the first three years after the award and the final forty percent vesting after the fourth year, to enhance the retention aspect of the awards. The Compensation Committee continues to evaluate various methods of adjusting equity awards to further align management with stockholder interest and to enhance the performance requirements of such awards, and to that end, recently decided to use a mix of restricted stock units and stock options in the 2012 LTIP awards.

        For the 2011 grants, the annual target LTIP values for our NEOs (other than Mr. Lasky) were:

Richard F. Dauch	$1,031,250
Gregory A. Risch	$125,000
James H. Woodward, Jr.	$250,000
Stephen A. Martin	$200,000
Leigh Wright	$200,000
James J. Maniatis	$200,000
Richard F. Schomer	$200,000

No LTIP awards were granted to Mr. Lasky due to the interim nature of his position and due to the fact that he participates in equity awards to members of the Board of Directors. These long-term incentive targets, when considered in conjunction with current base salaries and short-term cash incentives under the AICP, were designed to provide a competitive total compensation opportunity for our NEOs. However, the actual value to be received by each NEO will, of course, depend upon his continued employment through the vesting period and the value of our common stock at the time of vesting.

Other Elements of Compensation and Perquisites

        NEOs are also eligible to participate in various employee benefit plans which we provide to all employees and executives in general. Additionally, in 2011 the NEOs also received certain fringe benefits and perquisites, which are more fully described in the narrative to the Summary Compensation Table. These employee benefits and perquisites have historically been used to provide additional compensation to executives as a means to provide a competitive total rewards program to attract and retain executives. However, effective January 1, 2012, the Compensation Committee has determined to eliminate all executive perquisites.

Compensation Recovery Policy

        We historically maintained a clawback policy relating to LTIP awards, which provided for forfeiture or repayment of awards if a participant violated any non-compete or non-solicitation covenants. The 2011 LTIP award agreements included this feature, and the Compensation Committee intends to include that feature in all future LTIP awards.

Policies with Respect to Equity Compensation Awards

        Equity awards are typically made under the compensation programs discussed above at meetings of the Compensation Committee. The Company has recently made annual LTIP grants at the Board meeting held in conjunction with our annual meeting of stockholders, with such date being the effective date. The Compensation Committee reserves the right to adjust the date for making annual LTIP grants, and is evaluating making such grants in the February time frame to more closely coincide with the completion of annual performance reviews and the date in which annual non-employee director grants are made. The Compensation Committee may also make grants of equity incentive awards in its discretion, including in connection with the hiring of new executives or upon promotion. In such case the effective date of such grants may be in the future.

Stock Ownership Guidelines

        As a further method of aligning director and executive interest with that of the stockholder, we have established stock ownership guidelines for our directors and senior executives. Under the stock ownership guidelines, each director and senior executive officer is expected to hold Common Stock that has a fair market value of a multiple of his or her base annual cash retainer (for directors) or salary (for senior executives) within four years, in the case of directors, and five years, in the case of senior executives, from the Company's emergence from bankruptcy or his or her first grant of stock, whichever is later. These stock ownership guidelines are as follows:

Executive	Ownership Multiple
Directors	6.0 times
CEO	4.0 times
Senior VPs	2.0 times

Policy Regarding Tax Deductibility of Compensation

        Within its performance-based compensation program, the Company aims to compensate the senior executive management team in a manner that is tax effective for the Company. However, the Compensation Committee may determine that it is appropriate to pay compensation which is not deductible from time-to-time.

[End of Compensation Discussion and Analysis.]

 COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

        The following is the report of the Compensation and Human Resources Committee ("Compensation Committee"). As of the beginning of 2011, the Compensation Committee was comprised of the following members: Benjamin C. Duster, IV (Chairman), Michael J. Bevacqua, Keith E. Busse, and Robert J. Kelly. Mr. Bevacqua resigned his position as a director and committee member, effective at the end of his then current term in April 2011, and Mr. Kelly resigned his position as a director and committee member, effective July 2011. Effective February 29, 2012, Lewis M. Kling was appointed to serve on the Compensation Committee. Accordingly, the actions described in the Compensation Discussion and Analysis of this proxy statement were not taken by Mr. Kling, but rather reflect decisions of the members of the Compensation Committee during 2010 and 2011.

Review with Management

        The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Annual Report with management.

Conclusion

        Based on the reviews and discussions referred to above, the Compensation and Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 for filing with SEC.

By the Members of the Compensation and Human Resources Committee
Benjamin C. Duster, IV, Chairman Keith E. Busse Lewis M. Kling

 COMPENSATION OF NAMED EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE—2011

        The following table summarizes the annual compensation for fiscal years 2011, 2010, and 2009 paid to or earned by our CEO, CFO, the three other most highly-compensated executive officers of the Company who were serving as executive officers at the end of fiscal year 2011, our former Interim CEO and President, William M. Lasky, whose service as Interim CEO and President ended in January 2011, James H. Woodward, Jr., our former CFO, whose service as CFO ended in October 2011, and our former Senior Vice President/Sales and Marketing, Richard F. Schomer, whose service in that capacity ended on September 22, 2011.

	Year	Salary	Bonus(1)	Stock Awards(2)		Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(5)		Total
Richard F. Dauch	2011	$572,917	$143,229	$2,030,579		—	—	—	$218,726		$2,965,451
(President & CEO)
William M. Lasky(6)	2011	$66,667	—	—		—	—	—	$179,745	(8)	$246,411
(Chairman, Interim CEO	2010	$800,000	—	$1,485,000	(7)	—	$869,146	—	$262,274		$3,416,420
and President)	2009	$800,000	—	—		—	—	—	$112,204		$912,204
Gregory A Risch	2011	$170,283	$21,285	$124,989		—	—	$7,691	$24,921		$349,169
(VP/ CFO)
James H. Woodward, Jr.	2011	$310,769	—	$249,993		—	—	—	$463,940		$1,024,702
(Senior VP / CFO)	2010	$520,000	—	$690,000	(7)	—	$171,600	—	$154,166		$1,535,766
	2009	$567,500	—	—		—	—	—	$35,825		$603,325
James J. Maniatis	2011	$235,000	$35,250	$199,997		—	—	—	$69,395		$539,642
(Senior VP / Human	2010	$235,000	$359,748	$200,000		—	$359,315	—	$55,704		$1,209,767
Resources)	2009	$235,000	$13,861	$11,620		$20,929	—	—	$23,994		$305,404
Stephen A. Martin	2011	$247,500	$37,125	$199,997		—	—	$3,795	$73,788		$562,205
(Senior VP / General
Counsel & Corp. Sec'y)
Leigh A. Wright	2011	$259,397	$38,910	$199,997		—	—	$84,943	$47,834		$631,081
(Senior VP/Business
Development)
Richard F. Schomer	2011	$181,818	—	$199,997		—	—	—	$307,969		$689,784
(Senior VP / Marketing	2010	$250,000	$382,687	$200,000		—	$382,250	—	$59,899		$1,274,836
and Sales)	2009	$250,000	$14,743	$12,390		$22,262	—	—	$22,938		$322,333

(1)
For 2011, includes discretionary cash awards approved by our Board of Directors to be paid April 1, 2012. See Compensation Discussion and Analysis—Performance-Based Compensation—2011 Bonuses for more information regarding the discretionary awards.

(2)
Except as noted in footnote 7 below, amounts shown represent the grant date fair value of restricted stock units (RSUs) granted in the year indicated disregarding forfeitures related to vesting conditions, as computed in accordance with FASB (ASC) Topic 718, Compensation—Stock Compensation. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 10 to the Consolidated Financial Statements included in our Form 10-K for the fiscal year ending December 31, 2011. The stock awards (RSUs) granted under our LTIP during 2011 will vest in annual installments of 20%, 20%, 20%, and 40% on May 18, 2012, May 18, 2013, May 18, 2014 and May 18, 2015, respectively, subject to continued service.

(3)
Amounts shown represent the grant date fair value of options and stock appreciation rights (SARs) granted in the year indicated disregarding forfeitures related to vesting conditions, as computed in accordance with FASB (ASC) Topic 718, Compensation—Stock Compensation. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 10 to the Consolidated Financial Statements included in our Form 10-K for the fiscal year ending December 31, 2011. Our NEOs were not granted any options in 2009, 2010, and 2011 and were not granted any SARs in 2010 or 2011. All options and SARs outstanding at the time of our October 2009 bankruptcy were cancelled in the bankruptcy process.

(4)
Reflects AICP amounts earned in the year reported and subsequently paid in the first quarter of the following year and amounts earned under our Key Employee Incentive Program ("KEIP") in 2010 (other than stock payments earned by Messrs. Lasky and Woodward). Also reflects $650,000 performance bonus earned by Mr. Lasky in 2010 under his employment agreement; for more information regarding Mr. Lasky's employment agreement see Compensation Discussion and Analysis—Compensation Objectives.

(5)
All Other Compensation for the year ended December 31, 2011, includes payments made under our Executive Retirement Allowance Policy (including ordinary income tax gross-up), premiums under our Executive Life Insurance Policy (including ordinary income tax gross-up), financial planning fees (including ordinary income tax gross-up), Personal Excess Insurance Policy, payments for health services under our Executive Health Care program, payments made pursuant to our annual retirement contributions and 401(k) matching, and various gifts and awards. Mr. Dauch received $117,928 and $48,494 related to relocation and the associated gross-up. All Other Compensation for

  Mr. Woodward and Mr. Schomer included severance payments of $400,000 and $250,000, respectively. All Other Compensation for Mr. Lasky and Mr. Schomer included payments for unused vacation upon termination of $61,538 and $5,127, respectively. Other perquisites that exceed $25,000 or ten-percent of the total perquisites' value and tax gross-up payments for 2011 are as follows:

	Executive Retirement Allowance Policy	ELIP Premiums	Gross-up of ELIP Premiums	Financial Planning Fees	Gross-up of Financial Planning Fees	401(k) Matching	Retirement Contribution
Richard F. Dauch	$30,933	—	—	—	—	$8,575	$11,496
William M. Lasky	—	$56,000	$28,000	$13,100	$10,419	$2,333	$2,000
Gregory A. Risch	—	—	—	$4,050	$3,542	$5,725	$10,202
James H. Woodward	—	$28,000	$14,000	$10,400	$8,526	—	—
James J. Maniatis	$5,179	$16,450	$8,225	$10,400	$8,526	$7,818	$11,496
Stephen A. Martin	$5,742	$17,325	$8,663	$10,400	$8,356	$7,425	$11,496
Leigh A. Wright	—	$18,550	$9,275	$10,400	$8,309	—	—
Richard F. Schomer	—	$17,500	$8,750	$10,400	$8,526	$6,366	—
(6)
As reflected in the Director Compensation Table, during 2011, Mr. Lasky also earned $90,000 in cash fees and stock awards with a total value of $60,011 on the date of grant for his service as a Director.

(7)
Reflects 2010 stock payments valued at $1,485,000 and $440,000 to Messrs. Lasky and Woodward, respectively, under the KEIP, which were fully vested on the date of issuance, March 1, 2010.

(8)
Includes $6,354, which is the approximate aggregate cost to the Company of Mr. Lasky's travel, lodging, meals and other incidental expenses incurred as a result of Mr. Lasky's travel between his permanent home and the Company headquarters in support of Mr. Lasky performing his duties as the Company's interim President and CEO at the Company headquarters during January 2011. While the Company believes that Mr. Lasky's presence in person at the Company's headquarters was essential for the performance of his duties and was in the best interest of the Company, in accordance with the definition of perquisites contained in Item 402 of Regulation S-K, we have included these incremental costs as a perquisite to Mr. Lasky.

Narrative to Summary Compensation Table

        A description of various employee benefit plans and fringe benefits available to our NEOs and certain other employees are described below.

  Equity Grants

        Upon exiting from bankruptcy proceedings in 2010, our Compensation Committee elected to modify the structure of the LTIP program by making grants of full-value RSUs vesting ratably on each of the first three anniversaries of the grant date. In 2011, the Compensation Committee again made annual LTIP grants using full-value of RSUs, but extended the vesting schedule to four years, with twenty percent of each award vesting after each of the first three years following the grant, respectively, and the final forty percent vesting on May 18, 2015. Our Compensation Committee continues to evaluate the appropriate structure for grants under LTIP, and elected to use a mix of full-value RSUs and non-qualified stock options for 2012 LTIP grants, with the RSUs vesting in a back-end loaded fashion, with twenty-percent (20%) vesting on each of the first three anniversaries of the grant date and the final forty-percent (40%) vesting on the fourth anniversary of the grant date, and the stock options vesting ratably over three years on each anniversary of the grant date.

  Defined Contribution Plans

        We have a Section 401(k) Savings/Retirement Plan (the "401(k) Plan") which covers all of our eligible employees. Effective January 1, 2009, plan participants in the 401(k) Plan receive matching contributions in an amount equal to one dollar for every dollar they contribute on the first 1%, and fifty cents for each dollar they contribute on the next 5%, of the participant's annual salary, subject to certain IRS limits. Matching contributions to 401(k) Plan participants become vested after two years of employment. Employees are eligible to participate in the 401(k) Plan in the first payroll period after thirty days of employment. In order to reduce expenses in response to the significant industry and economic downturn, we suspended the matching contributions feature from March 23, 2009 through December 31, 2010.

  Financial Planning Fees

        Through 2011, we provided each NEO and certain other executives a stipend to cover the cost of financial planning services. The stipend in 2011 was $13,100 per year for Mr. Lasky, $10,400 for each of our Senior Vice Presidents, and $4,050 for our Vice Presidents, plus an income tax gross-up for taxes incurred by the executive on the stipend. This program was discontinued at the end of 2011.

  Executive Life Insurance Plan ("ELIP")

        Through 2011, certain executive officers annually received an amount to pay the premium on a flexible premium variable universal life insurance policy or variable annuity, to be wholly owned by the executive. The annual amount was equal to 7% of the executive's base salary plus 50% of such amount in order to offset taxes. This program was discontinued at the end of 2011.

  Executive Health Care

        Through 2011, each NEO and certain other executives were eligible to participate in the Mayo Clinic's Executive Health Program, which provided a comprehensive examination and access to Mayo's medical, surgical and laboratory facilities. We paid the cost of certain eligible Mayo services, and any additional ineligible services were billed directly to the NEO's insurance company. This program was discontinued at the end of 2011.

  Executive Retirement Allowance

        Each NEO, other than Mr. Wright, as well as certain other executives, receives an executive retirement allowance in order to replace benefits lost due to the compensation that may be taken into account under our tax qualified retirement plans (the 401(k) Plan and the Retirement Plan). Effective January 1, 2009, the annual executive retirement allowance is equal to the sum of (i) 3.5% of the executive's base salary for the calendar year in excess of the compensation limits set forth in our 401(k) Plan, (ii) the retirement contribution percentage multiplied by the executive's base salary in excess of the compensation limits set forth in our 401(k) Plan, and (iii) an amount equal to the transition credits that the executive would be entitled to receive under the 401(k) Plan if that plan were not subject to the compensation limit, less the actual transition credits received by the executive under the 401(k) Plan for that year. The allowance is in the form of a cash payment to eligible executives and, in 2011, was grossed-up for taxes. This tax gross up aspect of this program was discontinued at the end of 2011. Mr. Wright participates in the Pension Plan for Salaried Employees of Accuride Canada and the Reserve Voluntary Contribution Plan (a Canadian non-qualified plan) as disclosed in the Pension Benefits table below.

  Retirement Contribution Plan

        Effective January 1, 2009, our Annual Profit Sharing program was replaced by our retirement contribution program. Under our retirement contribution program, the Company will determine whether or not to make a discretionary contribution of 3% of total pay up to the Social Security Wage Base ($106,800 for 2011) (the "SSWB") and of 6% of total pay exceeding the SSWB. In order to be eligible, employees must be have completed at least thirty days continuous employment and must be employed on the last day of the plan year (December 31st), provided, however, that participants who retire, die, become disabled, enter into service with the armed forces of the United States, or terminate employment due to an involuntary reduction in workforce, during the plan year are also eligible to receive a discretionary retirement contribution. Actual contributions are calculated based on the eligible employee's "salary" as defined by the Plan. Retirement contributions are either paid in cash or contributed to the recipient's 401(k) account, depending upon regulatory compliance, and become vested after two year of service. Mr. Wright participates in the Pension Plan for Salaried Employees of

Accuride Canada and the Reserve Voluntary Contribution Plan (a Canadian non-qualified plan) as disclosed in the Pension Benefits table below.

  Personal Excess Insurance

        We paid premiums plus, through 2010, an income tax gross-up for taxes incurred by the executive on the premium, on personal excess umbrella insurance coverage for each of our NEOs as well as certain other Senior Vice Presidents and Vice Presidents. This policy provides liability coverage in excess of the individual's underlying insurance anywhere in the world unless stated otherwise or an exclusion applies. This policy pays on the behalf of the employee up to their specific limit amount for covered damages from any one occurrence, regardless of how many claims, homes, vehicles, watercraft, or people are involved in the occurrence; again, which are in excess of the underlying policy. Policy limits in 2011 were $10,000,000. This program was discontinued at the end of 2011.

GRANTS OF PLAN-BASED AWARDS—2011

        The following table shows all grants of awards in 2011 to each of the executive officers named in the Summary Compensation Table:

					All Other Stock Awards: Number of Shares of Stock or Units (#)(2)
		Estimated Possible Potential Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Option Awards: Number of Securities Underlying Options (#)
							Exercise or Base Price of Option Awards ($/Share)	Grant Date Closing Price of Common Stock ($/Share)
									Grant Date Fair Value of Stock and Option Awards(3)
	Grant Date	Threshold ($)	Target ($)	Max ($)
Richard F. Dauch	—	$187,500	$625,000	$1,875,000	—	—	—	—	—
	2/1/11	—	—	—	66,756	—	—	$14.97	$999,337
	4/28/11	—	—	—	74,297	—	—	$13.88	$1,031,242
William M. Lasky(4)	—	—	—	—	—	—	—	—	—
Gregory A. Risch	—	$25,542	$85,142	$255,425	—	—	—	—	—
	4/28/11	—	—	—	9,005	—	—	$13.88	$124,989
James H. Woodward, Jr.	—	$72,000	$240,000	$720,000	—	—	—	—	—
	4/28/11	—	—	—	18,011	—	—	$13.88	$249,993
James J. Maniatis	—	$42,300	$141,000	$423,000	—	—	—	—	—
	4/28/11	—	—	—	14,409	—	—	$13.88	$199,997
Stephen A. Martin	—	$44,550	$148,500	$445,500	—	—	—	—	—
	4/28/11	—	—	—	14,409	—	—	$13.88	$199,997
Leigh A. Wright	—	$46,691	$155,638	$466,915	—	—	—	—	—
	4/28/11	—	—	—	14,409	—	—	$13.88	$199,997
Richard F. Schomer	—	$32,727	$109,091	$327,272	—	—	—	—	—
	4/28/11	—	—	—	14,409	—	—	$13.88	$199,997

(1)
Reflects the potential payouts under the AICP for 2011 as more fully described in the Compensation Discussion and Analysis above. The AICP payment for 2011 was determined in March 2012 upon completion of the consolidated financial statements for the fiscal year ended December 31, 2011. The Summary Compensation Table details amounts actually paid in 2012 under the 2011 AICP in the column Non-Equity Incentive Plan Compensation. As stated in the Summary Compensation Table, there was no AICP paid out in 2012 for 2011 or in 2010 for 2009.

(2)
Except for the February 1, 2011 grant to Mr. Dauch, reflects RSUs granted during 2011 under our LTIP which were scheduled to vest in installments of 20%, 20%, 20%, and 40% on May 18, 2012, May 18, 2013, May 18, 2014 and May 18, 2015, respectively, subject to continued service. Fifty percent of the grant to Mr. Dauch on February 1, 2011 vested on February 1, 2012 and an additional twenty five percent will vest on each of February 1, 2013 and February 1, 2014, respectively.

(3)
In determining the fair-value of RSUs, we use the closing price of our common stock on the day of grant.

(4)
As reflected in the Director Compensation Table, Mr. Lasky received RSU grants in February 2011 with a grant date fair value of $60,011 for his service as a Director.

Narrative to Grants of Plan-Based Awards Table

        Management RSU awards granted under our LTIP during 2011 will vest in installments of 20%, 20%, 20%, and 40% on May 18, 2012, May 18, 2013, May 18, 2014 and May 18, 2015, respectively, subject to continued service. Our RSU award agreements for awards made in 2011 and earlier specify that unvested shares will vest upon a change in control.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE—2011

        The following table shows equity awards outstanding for each of the NEOs:

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options— Exercisable	Number of Securities Underlying Unexercised Options— Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)		Market Value of shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Richard F. Dauch	—	—	—	—	—	66,756	(2)	$475,303	—	—
	—	—	—	—	—	74,297	(3)	$528,995	—	—
William M. Lasky	—	—	—	—	—	3,623	(4)	$25,796	—	—
	—	—	—	—	—	4,153	(5)	$29,569	—	—
Gregory A. Risch	—	—	—	—	—	4,855	(6)	$34,568	—	—
	—	—	—	—	—	9,005	(7)	$64,116	—	—
James H. Woodward, Jr.(8)	—	—	—	—	—	—		—	—	—
James J. Maniatis	—	—	—	—	—	9,710	(9)	$69,135	—	—
	—	—	—	—	—	14,409	(10)	$102,592	—	—
Stephen A. Martin	—	—	—	—	—	9,710	(9)	$69,135	—	—
	—	—	—	—	—	14,409	(10)	$102,592	—	—
Leigh A. Wright	—	—	—	—	—	9,710	(9)	$69,135	—	—
	—	—	—	—	—	14,409	(10)	$102,592	—	—
Richard F. Schomer(11)	—	—	—	—	—	—		—	—	—

(1)
Except with respect to Mr. Lasky and an initial equity grant to Mr. Dauch upon his hiring, represents RSUs granted under our LTIP. Assumes that the market value of unvested equity awards was $7.12, which was the closing price of our common stock on December 30, 2011 (the last day of trading of 2011).

(2)
Represents initial RSU grant in February 2011, 50% of which vested on February 1, 2012, 25% of which will vest on February 1, 2013 and 25% of which will vest on February 1, 2014.

(3)
Represents RSUs granted in April 2011, 20% of which will vest on each of May 18, 2012, 2013 and 2014, and the remaining 40% of which will vest on May 18, 2015.

(4)
Represents RSUs granted in August 2010 related to Mr. Lasky's service as a Director, 100% of which will vest on March 1, 2014.

(5)
Represents RSUs granted in February 2011 related to Mr. Lasky's service as a Director, 100% of which vested on February 23, 2012.

(6)
Represents RSUs granted in May 2010; 2,391 shares of which will vest on May 18, 2012 and 2,464 shares of which will vest on May 18, 2013.

(7)
Represents RSUs granted in April 2011, 20% of which will vest on each of May 18, 2012, 2013 and 2014, and the remaining 40% of which will vest on May 18, 2015.

(8)
Mr. Woodward was no longer employed and had no outstanding equity awards as of December 31, 2011.

(9)
Represents RSUs granted in May 2010; 4,782 shares of which will vest on May 18, 2012 and 4,928 shares of which will vest on May 18, 2013.

(10)
Represents RSUs granted in April 2011, 20% of which will vest on each of May 18, 2012, 2013 and 2014, and the remaining 40% of which will vest on May 18, 2015.

(11)
Mr. Schomer was no longer employed and had no outstanding equity awards as of December 31, 2011.

 OPTIONS EXERCISED & STOCK VESTED DURING FISCAL 2011

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard F. Dauch	—	—	—	—
William M. Lasky(1)	—	—	4,347	$60,206
Gregory A. Risch	—	—	2,391	$31,346
James H. Woodward, Jr	—	—	5,977	$78,358
James J. Maniatis	—	—	4,782	$62,692
Stephen A. Martin	—	—	4,782	$62,692
Leigh A. Wright	—	—	4,782	$62,692
Richard F. Schomer	—	—	4,782	$62,692

(1)
Represents RSUs vested on March 1, 2011 related to Mr. Lasky's service as a Director.

PENSION BENEFITS

	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)		Payments During the Last Fiscal Year ($)
Richard F. Dauch	None	—	—		—
William M. Lasky	None	—	—		—
Gregory A. Risch	Accuride Retirement Plan	11	50,367		0
James H. Woodward, Jr.	None	—	—		—
James J. Maniatis	None	—	—		—
Stephen A. Martin	Accuride Retirement Plan	2	26,303		0
Leigh A. Wright	See Note(2)	8	$338,307	(2)	—
Richard F. Schomer	None	—	—		—

(1)
Except with respect to Mr. Wright, represents the present value of benefits accrued-to-date. For Accuride Retirement Plan participants actively employed as of December 31, 2011, this is the cash balance account as of the measurement date, projected to normal retirement age (i.e., age 65) with interest credits and then discounted back to the measurement date at the plan discount rate. For December 31, 2010 the present value of accumulated benefits was calculated using a discount rate of 5.45% and interest crediting at 4.5% (consistent with ASC 715-30 disclosure assumptions).

(2)
Mr. Wright participates in the Pension Plan for Salaried Employees of Accuride Canada and the Reserve Voluntary Contribution Plan (a Canadian non-qualified plan) with present value of benefits as of December 31, 2011 at $170,321 and $167,986, respectively. Present value was calculated using a discount rate of 4.80% and the 1994 Uninsured Pensioner Mortality Table with Generational Projection Scale AA.

Potential Post Employment Payments

  Severance and Retention Arrangements—Change of Control

        As of December 31, 2011, we are a party to severance and retention agreements with each NEO, other than Mr. Lasky due to the fact that he served as an officer in an interim capacity and Messrs. Schomer and Woodward, who were no longer employed by the Company.

        The severance and retention agreements have a one-year term, subject to automatic one-year renewals if not terminated by either party in accordance with the terms of the agreement. If a "Change of Control" (as defined in the agreement) occurs, the scheduled expiration date of the initial term or renewal term, as the case may be, will be extended for a term ending 18 months after the Change of Control.

        Under the terms of the severance and retention agreement, a NEO is entitled to severance if the executive's employment is terminated by us without "cause" or if he or she terminates employment for "good reason" (as these terms are defined in the agreement). This severance generally is equal to one year of the executive's base salary. However, if such termination is within 18 months following a Change of Control, then such severance benefits are as follows:

  •
  For each of Messrs. Dauch, Maniatis, Martin, and Wright, a payment equal to 200% of his salary plus 200% of the greater of (i) the annualized AICP payment to which he would be entitled as of the date on which the Change of Control occurs or (ii) his average AICP payment over the three years prior to termination.

  •
  For Mr. Risch, a payment equal to 100% of his salary plus 100% of the greater of (i) the annualized AICP payment to which he would be entitled as of the date on which the Change of Control occurs or (ii) his average AICP payment over the three years prior to termination.

  •
  In addition, each participating NEO, other than Mr. Risch, is entitled to continue certain employee benefits, including health, disability, accident and dental insurance coverage for an 18 month period from the date of termination or if earlier, the date on which the executive receives such benefits from a subsequent employer. Mr. Risch would be eligible to continue such benefits for up to 12 months.

        Any such severance is reduced by all payments the executive may become entitled under any other severance policy we may have.

        All severance is subject to the executive executing a general release of claims and agreeing to non-compete and non-solicitation covenants. In addition, if necessary to comply with the tax laws, the severance may not be paid until six months following the NEO's termination.

        No severance is payable if the NEO's employment is terminated for "cause," if they resign without "good reason" or if they become disabled or die.

        Finally, under the terms of the 2010 and 2011 equity award agreements, all RSUs granted to an award recipient will vest upon a Change of Control, as defined in the award agreement.

  Value of Payment Presuming Hypothetical December 31, 2011 Termination Date

        The following tables summarize enhanced payments our NEOs would be eligible to receive assuming a hypothetical separation of employment on December 31, 2011, based upon the circumstances listed in the columns of each table. Messrs. Schomer and Woodward are excluded since they are no longer employed with the Company following their respective resignations. Mr. Lasky is also excluded since his service as an officer of the Company ended as of January 31, 2011 and thereafter he served as a non-employee director. The tables do not include amounts for vested equity awards and vested pension benefits, or similar non-discriminatory benefits to which each NEO is eligible. No amounts are payable to an executive, and no RSUs will vest if the executive voluntarily terminates his or her employment, other than for "good reason," or is terminated for cause.

Richard F. Dauch

	Involuntary or For Good Reason Termination ($)	Change of Control ($)	Involuntary or For Good Reason Termination (Change of Control) ($)	Disability ($)	Death ($)
Compensation:
—Severance	625,000	—	1,250,000	—	—
—Incentive Pay	—	—	—	—	—
Long-Term Incentives(a)
—Unvested and Accelerated RSUs	—	1,004,297	1,004,297	—	—
Benefits & Perquisites:
—Post Separation Health Care, Disability & Accident Ins.(b)	—	—	21,543	—	—
—Insurance Benefits	—	—	—	—	—
—Outplacement	—	—	10,000	—	—
—Financial Planning and Executive Physical	—	—	—	—	—
Excise Tax Gross-Up Payment(c)	n/a	—	—	n/a	n/a

Total Payment:	625,000	1,004,297	2,285,840	—	—

(a)
Assumes that the market value of unvested equity awards was $7.12, which was the closing price of our common stock on December 30, 2011, the last day of trading for 2011.

(b)
Cost estimated assuming 2012 COBRA rates for Company health benefits and 2012 costs for Company disability and accident insurance.

(c)
Under the amended and restated severance and retention agreement, if payments are subject to excise taxes imposed under Section 4999 of the Code, the Company will pay to the executive an additional "gross-up" amount so that his after-tax benefits are the same as though no excise tax had applied. The provision is applicable only if the benefits received without applying a 280G scaleback is greater than 120% of the benefits the executive would receive if the payments were scaled back to the 280G safe harbor. Otherwise, the payments will be reduced to the 280G safe harbor.

        The following assumptions were used to calculate payments under Section 280G:

  (1)
  Equity valued at $7.12, which was the closing price of our common stock on December 30, 2011, the last day of trading in 2011.

  (2)
  Calculations include an estimated value for the two-year non-compete provision. Annual value estimated to be the executive's current target total cash compensation (salary and target annual bonus).

Gregory A. Risch

	Involuntary or For Good Reason Termination ($)	Change of Control ($)	Involuntary or For Good Reason Termination (Change of Control) ($)	Disability ($)	Death ($)
Compensation:
—Severance	215,000	—	215,000	—	—
—Incentive Pay	—	—	18,590	—	—
Long-Term Incentives(a)
—Unvested and Accelerated RSUs	—	98,683	98,683	—	—
Benefits & Perquisites:
—Post Separation Health Care, Disability & Accident Ins.(b)	—	—	12,166	—	—
—Insurance Benefits	—	—	—	—	—
—Outplacement	—	—	10,000	—	—
—Financial Planning and Executive Physical(c)	—	—	12,592	—	—
Excise Tax Gross-Up Payment(d)	n/a	—	—	n/a	n/a

Total Payment:	215,000	98,683	367,031	—	—

(a)
Assumes that the market value of unvested equity awards was $7.12, which was the closing price of our common stock on December 30, 2011, the last day of trading for 2011.

(b)
Cost estimated assuming 2012 COBRA rates for Company health benefits and 2012 costs for Company disability and accident insurance.

(c)
Assumes Company cost $4,050 and income tax gross-up of $3,542 for financial planning, and an estimated $5,000 for executive physical.

(d)
Under the amended and restated severance and retention agreement, if payments are subject to excise taxes imposed under Section 4999 of the Code, the Company will pay to the executive an additional "gross-up" amount so that his after-tax benefits are the same as though no excise tax had applied. The provision is applicable only if the benefits received without applying a 280G scaleback is greater than 120% of the benefits the executive would receive if the payments were scaled back to the 280G safe harbor. Otherwise, the payments will be reduced to the 280G safe harbor.

        The following assumptions were used to calculate payments under Section 280G:

  (1)
  Equity valued at $7.12, which was the closing price of our common stock on December 30, 2010, the last day of trading in 2011.

  (2)
  Calculations include an estimated value for the two-year non-compete provision. Annual value estimated to be the executive's current target total cash compensation (salary and target annual bonus).

James J. Maniatis

	Involuntary or For Good Reason Termination ($)(f)	Change of Control ($)	Involuntary or For Good Reason Termination (Change of Control) ($)	Disability ($)	Death ($)
Compensation:
—Severance	235,000	—	470,000	—	—
—Incentive Pay	—	—	33,605	—	—
Long-Term Incentives(a)
—Unvested and Accelerated RSUs	—	171,727	171,727	—	—
Benefits & Perquisites:
—Post Separation Health Care, Disability & Accident Ins.(b)	—	—	21,543	—	—
—Insurance Benefits	—	—	—	—	—
—Outplacement	—	—	10,000	—	—
—Financial Planning and Executive Physical(c)	—	—	22,362	—	—
Excise Tax Gross-Up Payment(d)	—	—	—	n/a	n/a

Total Payment:	235,000	171,727	729,237	—	—

(a)
Assumes that the market value of unvested equity awards was $7.12, which was the closing price of our common stock on December 30, 2011, the last day of trading for 2011.

(b)
Cost estimated assuming 2012 COBRA rates for Company health benefits and 2012 costs for Company disability and accident insurance.

(c)
Assumes Company cost $10,400 and income tax gross-up of $6,962 for financial planning, and an estimated $5,000 for executive physical.

(d)
Under the amended and restated severance and retention agreement, if payments are subject to excise taxes imposed under Section 4999 of the Code, the Company will pay to the executive an additional "gross-up" amount so that his after-tax benefits are the same as though no excise tax had applied. The provision is applicable only if the benefits received without applying a 280G scaleback is greater than 120% of the benefits the executive would receive if the payments were scaled back to the 280G safe harbor. Otherwise, the payments will be reduced to the 280G safe harbor.

        The following assumptions were used to calculate payments under Section 280G:

  (1)
  Equity valued at $7.12, which was the closing price of our common stock on December 30, 2010, the last day of trading in 2011.

  (2)
  Calculations include an estimated value for the two-year non-compete provision. Annual value estimated to be the executive's current target total cash compensation (salary and target annual bonus).

Stephen A. Martin

	Involuntary or For Good Reason Termination ($)	Change of Control ($)	Involuntary or For Good Reason Termination (Change of Control) ($)	Disability ($)	Death ($)
Compensation:
—Severance	247,500	—	495,000	—	—
—Incentive Pay	—	—	33,175	—	—
Long-Term Incentives(a)
—Unvested and Accelerated RSUs	—	171,727	171,727	—	—
Benefits & Perquisites:
—Post Separation Health Care, Disability & Accident Ins.(b)	—	—	21,543	—	—
—Insurance Benefits	—	—	—	—	—
—Outplacement	—	—	10,000	—	—
—Financial Planning and Executive Physical(c)	—	—	22,362	—	—
Excise Tax Gross-Up Payment(d)	n/a	—	—	n/a	n/a

Total Payment:	247,500	171,727	753,807	—	—

(a)
Assumes that the market value of unvested equity awards was $7.12, which was the closing price of our common stock on December 30, 2011, the last day of trading for 2011.

(b)
Cost estimated assuming 2012 COBRA rates for Company health benefits and 2012 costs for Company disability and accident insurance.

(c)
Assumes Company cost $10,400 and income tax gross-up of $6,962 for financial planning, and an estimated $5,000 for executive physical.

(d)
Under the amended and restated severance and retention agreement, if payments are subject to excise taxes imposed under Section 4999 of the Code, the Company will pay to the executive an additional "gross-up" amount so that his after-tax benefits are the same as though no excise tax had applied. The provision is applicable only if the benefits received without applying a 280G scaleback is greater than 120% of the benefits the executive would receive if the payments were scaled back to the 280G safe harbor. Otherwise, the payments will be reduced to the 280G safe harbor.

        The following assumptions were used to calculate payments under Section 280G:

  (1)
  Equity valued at $7.12, which was the closing price of our common stock on December 30, 2010, the last day of trading in 2011.

  (2)
  Calculations include an estimated value for the two-year non-compete provision. Annual value estimated to be the executive's current target total cash compensation (salary and target annual bonus).

Leigh A. Wright

	Involuntary or For Good Reason Termination ($)	Change of Control ($)	Involuntary or For Good Reason Termination (Change of Control) ($)	Disability ($)	Death ($)
Compensation:
—Severance	265,000	—	530,000	—	—
—Incentive Pay	—	—	34,392	—	—
Long-Term Incentives(a)
—Unvested and Accelerated RSUs	—	171,727	171,727	—	—
Benefits & Perquisites:
—Post Separation Health Care, Disability & Accident Ins.(b)	—	—	22,600	—	—
—Insurance Benefits	—	—	—	—	—
—Outplacement	—	—	10,000	—	—
—Financial Planning and Executive Physical(c)	—	—	22,362	—	—
Excise Tax Gross-Up Payment(d)	n/a	—	—	n/a	n/a

Total Payment:	265,000	171,727	791,081	—	—

((a)
Assumes that the market value of unvested equity awards was $7.12, which was the closing price of our common stock on December 30, 2011, the last day of trading for 2011.

(b)
Cost estimated assuming 2012 COBRA rates for Company health benefits and 2012 costs for Company disability and accident insurance.

(c)
Assumes Company cost $10,400 and income tax gross-up of $6,962 for financial planning, and an estimated $5,000 for executive physical.

(d)
Under the amended and restated severance and retention agreement, if payments are subject to excise taxes imposed under Section 4999 of the Code, the Company will pay to the executive an additional "gross-up" amount so that his after-tax benefits are the same as though no excise tax had applied. The provision is applicable only if the benefits received without applying a 280G scaleback is greater than 120% of the benefits the executive would receive if the payments were scaled back to the 280G safe harbor. Otherwise, the payments will be reduced to the 280G safe harbor.

        The following assumptions were used to calculate payments under Section 280G:

  (1)
  Equity valued at $7.12, which was the closing price of our common stock on December 30, 2010, the last day of trading in 2011.

  (2)
  Calculations include an estimated value for the two-year non-compete provision. Annual value estimated to be the executive's current target total cash compensation (salary and target annual bonus).

Compensation and Human Resources Committee Interlocks and Insider Participation

        None of the members of our Compensation Committee has at any time been one of our executive officers or employees. None of our executive officers serve as a member of the board of directors or compensation committee of any other company that has one or more of its executive officers serving as a member of our board of directors or compensation committee.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We have adopted a written related party transaction policy and procedures for the approval or ratification of any "related party transaction." "Related party transaction" is defined as any transaction, arrangement or relationship in which we (including any of our subsidiaries) were, are or will be a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees, 5% stockholders (or their immediate family members) or any entity with which any of the foregoing persons is an employee, general partner, principal or 5% stockholder, each of whom we refer to as a "related person," had, has or will have a direct or indirect interest as set forth in Item 404 of Regulation S-K under the Securities Act. The policy provides that management will present to the audit committee for review and approval each proposed related party transaction (other than related party transactions involving compensation matters, certain ordinary course transactions, transactions involving competitive bids or rates fixed by law, and transactions involving services as a bank depository, transfer agent or similar services). The audit committee will review the relevant facts and circumstances of the transaction, including if the transaction is on terms comparable to those that could be obtained in arms-length dealings with an unrelated third party and the extent of the related party's interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Conduct, and either approve or disapprove the related party transaction. If advance approval of a related party transaction requiring the audit committee's approval is not feasible, the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chairperson of the audit committee, subject to ratification of the transaction by the audit committee at its next regularly scheduled meeting. No director may participate in approval of a related party transaction for which he or she is a related party. In certain situations, we may adopt alternative procedures for the approval of a related party transaction, if appropriate under the circumstances, including the appointment of an independent committee of the board of directors to evaluate and approve the transaction.

Indemnification of Directors and Officers

        Our certificate of incorporation and bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Furthermore, we have entered, or will enter, into indemnification agreements with each of our directors and officers.

 REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

        The Audit Committee is comprised of three members, John W. Risner (Chairman), Keith E. Busse, and Stephen S. Ledoux, each of whom is "independent," as defined in the rules and regulations of the New York Stock Exchange ("NYSE"). Upon the recommendation of the Audit Committee and in compliance with regulations of the NYSE, the Board has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members, the frequency of meetings and the responsibilities of the Audit Committee.

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2011, which include the consolidated balance sheets of Accuride Corporation and subsidiaries as of December 31, 2011 and 2010 (Successor), and the related consolidated statements of operations, stockholders' equity (deficiency), and cash flows for the year ended December 31, 2011 and the period February 26, 2010 through December 31, 2010 (Successor), and the period January 1, 2010 through February 26, 2010 and the year ended December 31, 2009 (Predecessor) and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review with Management

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company's audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Review and Discussion with Independent Registered Public Accounting Firm

        The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication With Audit Committees," as amended, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

        The Audit Committee reviewed with the Company's independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles in the United States of America, its judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has discussed with Deloitte & Touche LLP matters relating to its independence and has received the written disclosures and the letter required by the applicable standards of the Public Company Accounting Oversight Board, and has considered the compatibility of non-audit services with the auditors' independence.

        The Audit Committee discussed with Deloitte & Touche LLP the overall scope and plans for their audits. The Audit Committee met with Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls in connection with their audit procedures, and the overall quality of the Company's financial reporting.

Conclusion

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder ratification described in Proposal No. Two, the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012.

By the Members of the Audit Committee
 John W. Risner, Chairman
Keith E. Busse
Stephen S. Ledoux

 OTHER MATTERS

        The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.

        It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to mark, sign, date and return the accompanying Proxy as promptly as possible in the postage-paid envelope enclosed for that purpose.

        Any person who was a beneficial owner of common stock on the record date for the 2012 Annual Meeting may obtain a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Securities and Exchange Commission without charge (except for exhibits to such annual report which will be furnished upon payment of the Company's reasonable expenses in furnishing such exhibits). The request for such materials should identify the person making the request as a stockholder of the Company as of the record date and should be directed to Investor Relations, Accuride Corporation, 7140 Office Circle, Evansville, IN 47715.

BY ORDER OF THE BOARD OF DIRECTORS
Stephen A. Martin Corporate Secretary

Dated: March 20, 2012

ANNUAL MEETING OF STOCKHOLDERS OF ACCURIDE CORPORATION April 24, 2012 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available in the Investor Information section of our website at www.accuridecorp.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder: Date: Signature of Stockholder: Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box to the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: Keith E. Busse Richard F. Dauch Benjamin C. Duster, IV Lewis M. Kling Stephen S. Ledoux John W. Risner 2. Proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2012 fiscal year. 3. Advisory vote on executive compensation. And upon such other matters that may properly come before the meeting and any adjournment(s) thereof. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: DIRECTOR NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20730303000000000000 3 042412

0 14475 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ACCURIDE CORPORATION 2012 ANNUAL MEETING OF STOCKHOLDERS The undersigned stockholder of Accuride Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoints Richard F. Dauch and Gregory A. Risch, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2012 Annual Meeting of Stockholders of Accuride Corporation to be held on April 24, 2012, at 7:30 a.m., Eastern, at the MGM Grand Detroit Hotel, 1777 Third Street, Detroit, MI 48226, and at any adjournments thereof, and to vote all shares of common stock, which the undersigned would be entitled to vote if then and there personally present on the matters set forth below: THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NAMED HEREIN, "FOR" PROPOSALS 2 AND 3, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING, EITHER OF SUCH ATTORNEYS OR SUBSTITUTES SHALL HAVE AND MAY EXERCISE ALL OF THE POWERS OF SAID ATTORNEYS-IN-FACT HEREUNDER. (Continued, and to be marked, dated and signed, on the other side.)

QuickLinks

Brokers cannot vote for Proposals 1 and 3 without your instructions.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
PROPOSAL No. ONE ELECTION OF DIRECTORS
COMPENSATION OF NON-EMPLOYEE DIRECTORS
PROPOSAL No. TWO
ADVISORY VOTE ON APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY
PROPOSAL No. THREE APPROVAL OF THE ADVISORY RESOLUTION ON THE COMPANY'S EXECUTIVE COMPENSATION
OTHER INFORMATION
EXECUTIVE OFFICERS
EXECUTIVE OFFICER COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS Compensation Discussion and Analysis
COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
COMPENSATION OF NAMED EXECUTIVE OFFICERS SUMMARY COMPENSATION TABLE—2011
GRANTS OF PLAN-BASED AWARDS—2011
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE—2011
OPTIONS EXERCISED & STOCK VESTED DURING FISCAL 2011
PENSION BENEFITS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OTHER MATTERS